Exhibit 10.1

LEASE AGREEMENT

between

THE CITY OF GRAND ISLAND, NEBRASKA

and

MICROGY GRAND ISLAND, LLC

relating to

$7,000,000

The City of Grand Island, Nebraska

Solid Waste Disposal Facilities Revenue Bonds

(Microgy Grand Island, LLC Project)

Series 2008

Dated as of June 1, 2008

The interest of The City of Grand Island, Nebraska in this Lease Agreement has been assigned (except for the rights of, and amounts payable to, The City of Grand Island, Nebraska under Sections 6.02(b), 6.08, 7.03 and 8.03(a) hereof) pursuant to the Trust Indenture dated as of the date hereof from The City of Grand Island, Nebraska to Wells Fargo Bank, National Association, as trustee, and is subject to the security interest of Wells Fargo Bank, National Association, as trustee.

ii

iii

LEASE AGREEMENT

THIS LEASE AGREEMENT, dated as of June 1, 2008 (this “Agreement”), by and between THE CITY OF GRAND ISLAND, NEBRASKA (the “Issuer”), a political subdivision duly organized and existing under the laws of the State of Nebraska, as lessor, and MICROGY GRAND ISLAND, LLC (the “Company”), a limited liability company organized under the laws of the State of Nebraska and qualified to do business in the State of Nebraska, as lessee:

W I T N E S S E T H :

WHEREAS, the Issuer is a political subdivision duly organized and existing under the laws of the State of Nebraska, as lessor; and

WHEREAS, pursuant to law, and particularly the Act (hereinafter defined), the Issuer is empowered to finance the acquisition, construction, improving and equipping of industrial solid waste disposal facilities, to be operated by the Company, and located within Grand Island, Nebraska, and to be leased hereunder to the Company, and to issue industrial development revenue bonds for such purpose; and

WHEREAS, the Company has requested that the Issuer issue its industrial development revenue bonds for the purpose of financing all or a portion of the Project Costs (hereinafter defined); and

WHEREAS, the Company is leasing the Project Site (hereinafter defined) from JBS Swift & Company (successor to Swift & Company) (“JBS Swift”) pursuant to that certain Lease Agreement dated as of September 1, 2006 (the “Site Lease”) between JBS Swift, as lessor, and the Company, as lessee, and the Company, as sublessor, and the Issuer, as sublessee, are entering into that certain Sublease Agreement dated as of June 1, 2008 (the “Sublease”) pursuant to which the Issuer will sublease the Project Site (hereinafter defined) from the Company; and

WHEREAS, the Company and JBS Swift have entered into that certain Biogas Purchase and Supply Agreement dated as of September 1, 2006 (including all amendments and supplements thereto, the “Biogas Agreement”) providing for the operation of the Facility (as hereinafter defined) and for the payment by JBS Swift to the Company of the purchase price of biogas to be manufactured by the Company at the Facility and supplied to JBS Swift; and

WHEREAS, the Company has agreed to make Rent Payments (hereinafter defined), and for such purpose has irrevocably assigned to the Trustee the biogas purchase price payments to be received by the Company under the Biogas Agreement, and other payments hereunder in consideration of the Issuer’s issuing the Bonds and providing to the Company the proceeds from the sale of the Bonds for the acquisition, construction, improving and equipping of the Project; and

WHEREAS, the City Council of the Issuer has approved this Agreement and the Sublease by ordinance; and

WHEREAS, this Agreement is authorized and executed pursuant to applicable laws, including the Act; and

WHEREAS, the Issuer and the Company have taken all action and have complied with all provisions of law with respect to the execution, delivery and performance of this Agreement and the due authorization of the consummation of the transactions contemplated hereby, and this Agreement has been duly executed and delivered by, and constitutes a valid and legally binding agreement of, the Issuer and the Company, enforceable against the respective parties in accordance with its terms;

NOW, THEREFORE, in consideration of the covenants and agreements herein made and subject to the conditions herein set forth, the Issuer and the Company contract and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. In addition to the terms defined in the recitals above, each of the following terms shall have the respective meanings assigned to them in this Section 1.01 whenever they are used in this Agreement, unless the context in which they are used clearly requires otherwise:

“Accountant” shall mean a firm of independent certified public accountants selected by the Company.

“Acquired Debt” shall mean, with respect to any specified Person:

(a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person; and

(b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act” shall mean the Nebraska Industrial Development Act, Chapter 13, Article 11, Reissue Revised Statutes of Nebraska, 1997, as amended.

“Act of Bankruptcy” shall mean any of the following events:

(a) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of the Company or of all or any substantial part of its property, (ii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or (iii) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, winding up or composition or adjustment of debts; or

(b) a proceeding or case shall be commenced without the application or consent of the Company in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, composition or adjustment of debts, of the Company, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or of all or any substantial part of its property or (iii) similar relief in respect of the Company under any law relating to bankruptcy, insolvency, winding up, composition or adjustment of debts.

“Affiliate” of any Person shall mean any other Person who, directly or indirectly, controls or is controlled by or is under common control with such other Person.

“Agreement” shall mean this Lease Agreement, dated as of June 1, 2008, by and between the Issuer and the Company, including all amendments hereof and supplements hereto.

“Asset Sale” shall mean the sale, lease, conveyance or other disposition of any assets.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company shall be governed by the provisions of Section 8.02 hereof.

(a) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than 5% of Tangible Assets of the Company;

(b) the sale or lease of products (including Credits), services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn out or obsolete assets or assets no longer used or useful in the Company’s business;

(c) the sale or other disposition of cash or Cash Equivalents;

(d) a Permitted Investment;

(e) a disposition resulting from any condemnation or other taking, or temporary or permanent requisition of, any property, any interest therein or right appurtenant thereto, or any change of grade affecting any property, in each case, as the result of the exercise of any right of condemnation or eminent domain, including any sale or other transfer to a Governmental Authority in lieu of, or in anticipation of, any of the foregoing events;

(f) a disposition of assets in connection with a foreclosure, transfer or deed in lieu of foreclosure or other exercise of remedial action; and

(g) a disposition of a contract relating to any Hedging Obligation or any collateral delivered under a Hedging Obligation.

“Attributable Debt” in respect of a sale and leaseback transaction shall mean, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Authorized Company Representative” shall mean the Company’s Manager or the Chief Executive Officer, President, Chief Financial Officer, General Counsel, Treasurer or any Assistant Treasurer or Secretary or any Assistant Secretary of EPC or such Persons at any time designated to act on behalf of the Company, such designation in each case to be evidenced by a certificate furnished to the Issuer and the Trustee containing the specimen signature of such Person and signed on behalf of the Company by its Manager or such Chief Executive Officer, President, Chief Financial Officer, General Counsel, Treasurer or any Assistant Treasurer or Secretary or any Assistant Secretary authorized to act on behalf of the Company. Such certificate may designate an alternate or alternates.

“Authorized Issuer Representative” shall mean such Person or Persons at the time and from time to time designated by written certificate furnished to the Company and the Trustee containing the specimen signature of such Person and signed on behalf of the Issuer by its Mayor or Finance Director.

“Biogas Agreement” shall mean the Biogas Purchase and Supply Agreement dated as of September 1, 2006 by and between the Company and JBS Swift, including all amendments thereof and supplements thereto.

“Board of Directors” shall mean:

(a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(b) with respect to a partnership, the Board of Directors of each general partner of the partnership;

(c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members or Managers, Board of Managers or Board of Directors thereof; and

(d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Bond Counsel” shall mean Kutak Rock LLP or such other firm of attorneys of nationally recognized standing in the field of law relating to municipal bond law and the excludability of interest on state or local bonds from gross income of the owners of the Bonds for purposes of federal income taxation, selected by the Company and acceptable to the Trustee and the Issuer.

“Bond Fund” shall mean the fund by that name created and established in Section 6.02 of the Indenture.

“Bond Ordinance” or “Ordinance” shall mean the Ordinance adopted by the City Council authorizing the issuance of the Bonds (including this Agreement, the Sublease, the Tax Regulatory Agreement and the Indenture prescribed and authorized to be executed in the Ordinance), together with any supplemental ordinances or amendments to the Ordinance or such Indenture.

“Bond Owner,” “Bondowner,” “Owner,” “owner,” “Bondholder,” “bondholder,” “holder,” “Registered Owner,” “registered owner” or “owner of the Bonds” shall mean the registered owner of any Bond.

“Bond Registrar” shall have the meaning as specified in Section 2.03 of the Indenture.

“Bonds” shall mean the $7,000,000 aggregate principal amount of The City of Grand Island, Nebraska Solid Waste Disposal Facilities Revenue Bonds (Microgy Grand Island, LLC Project) Series 2008, executed and delivered pursuant to the Indenture.

“Business Day” shall mean any day other than (a) a Saturday, Sunday or legal holiday or a day on which banking institutions in the City of New York, New York, or in the cities in which the Principal Offices of the Trustee or the Paying Agent are located are required or authorized by law or executive order to close or (b) a day on which The New York Stock Exchange is closed.

“Capital Lease Obligation” shall mean, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” shall mean:

(a) in the case of a corporation, corporate stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” shall mean:

(a) United States dollars;

(b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(c) deposit accounts with any bank that has a long-term debt rating of A+ or better by S&P and A1 or better by Moody’s (an “Approved Bank”);

(d) time deposits, certificates of deposit, acceptances or prime commercial paper issued by an Approved Bank at the time acquired or issued (as applicable and whichever is latest), in each case, having a maturity of not more than one year from the date of acquisition;

(e) repurchase obligations for underlying securities of the types described in clause (b) entered into with an Approved Bank at the time acquired, issued or entered into (as applicable and whichever is latest), in each case, having a maturity of not more than one year from the date of acquisition and secured by securities of the type described in clause (b), the market value of which (including accrued interest) is not less than the amount of the applicable repurchase agreement;

(f) commercial paper with a rating of A-1 by S&P and P-1 by Moody’s and, in each case, maturing within one year after the date of acquisition; and

(g) money market funds which invest primarily in Cash Equivalents of the kinds described in clauses (a) through (f) of this definition.

“City Council” shall mean the duly elected City Council of the Issuer.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rulings and regulations (including temporary and proposed regulations) promulgated thereunder or, to the extent applicable, under the Internal Revenue Code of 1954, as amended.

“Commercial Operation” shall mean when used with respect to the Facility, the placing into service of such Facility for the production of the outputs for which it was designed at its design capacity.

“Company” shall mean Microgy Grand Island, LLC, a Nebraska limited liability company, and its successors and assigns as permitted by Section 8.02 hereof.

“Company Agreements” shall mean this Agreement, the Sublease, the Tax Regulatory Agreement, the Site Lease, the Biogas Agreement and the Pledge Agreement.

“Completion Certificate” shall mean a certificate of the Authorized Company Representative to the effect stated in Section 4.04(b) hereof.

“Consolidated Cash Flow” means, for any period, the Consolidated Net Income of the Company for such period, without duplication:

(1) plus depreciation, depletion, amortization (including amortization of intangibles) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of the Company for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income;

(2) less any non-cash items of income to the extent such non-cash items of income were included in computing such Consolidated Net Income;

(3) plus cash received during such period related to mark-to-market activities;

(4) less cash paid during such period related to mark-to-market activities;

provided, however, that for purposes of this definition, any mark-to-market earnings or losses shall be excluded from the calculation of Consolidated Cash Flow to the extent taken into account in calculating Consolidated Net Income for such period.

“Consolidated Net Income” shall mean, with respect to any specified Person for any period, the aggregate of the Net Income of the Company for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(a) the Net Income of any Person that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions (including pursuant to other intercompany payments) paid in cash to the specified Person;

(b) the cumulative effect of a change in accounting principles will be excluded; and

(c) any non-cash impairment charges incurred subsequent to the Issue Date shall be excluded.

“Consolidated Net Worth” shall mean, with respect to a specified Person as of any date, the assets of such Person less the liabilities of such Person all as determined on a consolidated basis in accordance with GAAP.

“Construction Fund” shall mean the fund by that name created and established in Section 5.01 of the Indenture.

“Costs of Issuance” shall mean all costs and expenses incurred by the Issuer or the Company in connection with the issuance and sale of the Bonds, including, without limitation, (a) fees and reasonable expenses of accountants, attorneys, engineers and financial advisors, (b) materials, supplies and printing and engraving costs, (c) recording and filing fees, (d) Rating Service fees, (e) compensation to the Underwriter, whether paid as a fee or as a discount from issue price, (f) Trustee’s fees and expenses and (g) the Issuer’s and the Governmental Unit’s administrative expenses as provided in Section 6.04 hereof.

“Credits” shall mean any potentially tradeable environmental attributes, including, but not limited to, renewable energy credits, pollution offset credits, carbon sequestration credits and greenhouse gas offset credits.

“Debt Service Reserve Fund” shall mean the fund by that name created and established in Section 4.01 of the Indenture.

“Debt Service Reserve Requirement” shall mean the amount of $700,000.

“Default” shall mean any event which with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

“Disqualified Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is manditorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the latest date on which any Indebtedness matures.

“Environmental Claim” shall mean any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” shall mean any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to the Company or the Facility.

“EPC” shall mean Environmental Power Corporation, a Delaware corporation.

“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default,” when used with respect to this Agreement, shall mean any event specified in Section 7.01 hereof.

“Facility” shall mean the solid waste disposal facilities described on Exhibit A to this Agreement.

“Fair Market Value” shall mean the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer or Board of Directors of the Company.

“Favorable Opinion” shall mean an opinion of Bond Counsel addressed to the Issuer, the Company and the Trustee and stating that the action proposed to be taken is authorized or permitted by the Act and the Indenture and will not, in and of itself, adversely affect the excludability from gross income for federal income tax purposes of interest on the Bonds (other than as held by a “substantial user” of the Project or a “related person” within the meaning of the Code).

“Fitch” shall mean Fitch Ratings or any successor thereto maintaining a rating on the Bonds.

“Fixed Charge Coverage Ratio” shall mean, for any period, the ratio of (x) the Consolidated Net Income without taking into account any unrealized gain or loss on mark-to-market hedging activities, plus depreciation, plus interest expenses, plus income taxes of the Company for such period, to (y) the interest expenses plus the principal payments related to the Bonds.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

“Guarantor” shall mean (a) Microgy Grand Island, LLC, a Nebraska limited liability company, and its successors and assigns, and (b) any surviving, resulting or transferee entity as provided in the Guaranty.

“Guaranty” shall mean the Guaranty Agreement dated as of June 1, 2008 from the Guarantor, as guarantor, to the Trustee wherein the Guarantor guarantees the payment of principal of, premium, if any, and interest on the Bonds, including all amendments thereof or supplements thereto.

“Hazardous Materials” shall mean any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” shall mean any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, release, threatened release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedging Obligation” shall mean the net obligations of the Company under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rate risk, and

(3) other agreements or arrangements designed to protect the Company against fluctuations in currency exchange rates or fluctuations in the prices of commodities which are inputs to or products of the Facility.

“Indebtedness” shall mean, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses or trade payables), whether or not contingent (without duplication):

(a) in respect of borrowed money;

(b) evidenced by bonds, debentures or similar instruments or letters of credit or reimbursement agreements in respect thereof or guarantees thereof;

(c) in respect of banker’s acceptances;

(d) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(e) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(f) representing or entered into in connection with any Hedging Obligations,

if and to the extent any of the preceding items (other than guarantees, letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(a) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(b) the principal amount of and premium (if any) on the Indebtedness, in the case of any other Indebtedness; and

(c) in respect of Indebtedness of other Persons secured by a Lien on the assets of the specified Person, the lesser of:

(i) the Fair Market Value of such asset at such date of determination, and

(ii) the amount of such Indebtedness of such other Persons.

“Indemnified Liabilities” shall mean, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on Environmental Laws, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Company.

“Indenture” shall mean the Trust Indenture, dated as of June 1, 2008, between the Issuer and the Trustee, including all amendments thereof or supplements thereto.

“Independent Counsel” shall mean an attorney duly admitted to practice law before the highest court of any state or the District of Columbia and who is not a full-time employee, director or shareholder of the Issuer or the Company.

“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P or BBB (or the equivalent) by Fitch.

“Investments” shall mean, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or similar obligations), advances or capital contributions (excluding payroll, commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investment” shall exclude extensions of trade credit by the Company in the ordinary course of business and the Bonds. The acquisition by the Company of a Person that holds an

Investment in a third Person will be deemed to be an Investment by the Company in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person. The amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” shall mean the date on which the Bonds are first authenticated and delivered to the Underwriter against payment therefor.

“Issuer” shall mean The City of Grand Island, Nebraska, a political subdivision duly organized and existing under the laws of the State of Nebraska, and its successors and assigns.

“Lease Term” shall mean the term of this Agreement as specified in Section 11.05 hereof.

“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement and any lease that constitutes a security interest.

“Limited Offering Memorandum” shall mean the final Limited Offering Memorandum dated July 22, 2008 of the Issuer relating to the Bonds.

“Lockbox Account” shall mean the account of the Bond Fund by that name created and established pursuant to Section 6.02 of the Indenture.

“Maintenance Reserve Fund” shall mean the fund by that name created and established in Section 7.01 of the Indenture.

“Majority Holders” shall mean the owners of a majority in principal amount of the Bonds Outstanding.

“Management Services Agreement” shall mean the Management Services Agreement dated July 24, 2008 between the Company and EPC, including all amendments thereof and supplements thereto.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto maintaining a rating on the Bonds.

“Net Income” shall mean the net income (loss) of the Company determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(a) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with (i) any Asset Sale; or (ii) the disposition of any securities by the Company or the extinguishment of any Indebtedness of the Company; and

(b) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

“Officer” shall mean, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, Assistant Secretary, or any Vice-President of such Person.

“Officer’s Certificate” shall mean a certificate signed on behalf of the Company by an Officer of the Company, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 8.21 hereof.

“Outstanding” or “outstanding” shall mean, when used with reference to Bonds, as of the time in question, all Bonds authenticated and delivered under the Indenture, except:

(a) Bonds theretofore cancelled or required to be cancelled under Section 2.11 of the Indenture;

(b) Bonds which are deemed to have been paid in accordance with Article XVI of the Indenture;

(c) Bonds in substitution for which other Bonds have been authenticated and delivered pursuant to Article II of the Indenture and Bonds paid pursuant to Section 2.09(a) of the Indenture;

(d) Bonds registered in the name of the Issuer; and

(e) For purposes of any consent, request, demand, authorization, direction, notice, waiver or other action to be taken by the holders of a specified percentage of outstanding Bonds hereunder, all Bonds held by or for the account of the Issuer or the Company, except that, for purposes of any such consent, request, demand, authorization, direction, notice, waiver or action, the Trustee shall be obligated to consider as not being outstanding only Bonds known by a Responsible Officer of the Trustee by actual notice thereof to be so held.

“Paying Agent” shall mean the Trustee or any successor paying agent or co-paying agent serving as such under the Indenture. If at any time there is no qualified paying agent serving as such, the Trustee shall act as paying agent under the Indenture. “Principal Office” of the Paying Agent shall mean the office thereof designated in writing to the Trustee and the Issuer.

“Permitted Business” shall mean the business of recycling solid waste for the production of gas, energy and Credits and providing related services and products in the energy market and any businesses incidental or reasonably related thereto, and such other business as would not be material to the Company.

“Permitted Encumbrances” shall mean, as of any particular time, (a) liens for taxes and assessments not then delinquent, or which the Company may, pursuant to the provisions of Section 4.10 hereof, permit to remain unpaid, (b) this Agreement, the Indenture, the Site Lease, the Sublease and any financing statements naming the Issuer or the Company as debtor and naming the Trustee or the Issuer as secured party filed to perfect the security interests granted by the Indenture and this Agreement, (c) utility access and other easements and rights of way, restrictions and exceptions that the Authorized Company Representative certifies will not interfere with or impair the Project, (d) any mechanic’s, laborer’s, materialman’s, supplier’s or vendor’s lien, or right not filed or perfected in the manner prescribed by law and (e) such minor defects, irregularities, encumbrances and clouds on title as normally exist with respect to property similar in character to the Project and as do not, in the opinion of Independent Counsel, materially impair the property affected thereby for the purpose for which it was acquired or held by the Issuer.

“Permitted Investment” shall mean:

(a) any Investment in the Company;

(b) any Investment in Cash Equivalents;

(c) any Investment by the Company in a Person, if as a result of such Investment: such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company;

(d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale;

(e) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(f) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(g) Investments represented by or entered into in connection with Hedging Obligations;

(h) any Investment acquired by the Company on account of any claim against, or interest in, any other Person (i) acquired in good faith in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of such other Person or (ii) as a result of a bona fide foreclosure by the Company with respect to any claim against any other Person;

(i) repurchases of the Bonds or pari passu Indebtedness;

(j) any Investments in the Debt Service Reserve Fund and the Maintenance Reserve Fund;

(k) payment of consolidated taxes pursuant to the Tax Sharing Agreement, and any other tax allocation agreements between the Company and EPC;

(l) receivables owing to the Company, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company deems reasonable under the circumstances; and

(m) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (m) that are at the time outstanding not in excess of the Asset Percentage.

“Permitted Liens” shall mean:

(a) Liens securing obligations under sale leaseback transactions permitted by Section 8.14 hereof, covering only the assets subject to such transaction;

(b) Liens in favor of the Company;

(c) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(d) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ liens, in each case, incurred in the ordinary course of business;

(e) survey exceptions, encumbrances, easements or reservations, including those for licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines, mineral reservations and rights and leases, zoning restrictions and other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that (i) are permitted under the terms of this Agreement, the Indenture, Sublease and the Biogas Agreement or (ii) do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company;

(f) financing statements (including precautionary statements) filed in connection with a Capital Lease Obligation or an operating lease, in each case, not prohibited hereunder; provided that no such financing statement extends to, covers or refers to as collateral, any property or assets of a the Company, other than the property or assets which are subject to such Capital Lease Obligation or such operating lease;

(g) Liens arising out of or in connection with any judgment that does not constitute an Event of Default or in connection with any litigation or other legal proceeding as to which an appeal to contest or review is timely commenced in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP; provided that any right to levy, seizure, attachment, sequestration, foreclosure or garnishment of any property and assets of the Company thereof arising out of or in connection with any such Lien has been and continues to be enjoined or effectively stayed;

(h) inchoate statutory Liens arising under ERISA;

(i) Liens (i) on cash and short-term investments (A) deposited by the Company or any of its Subsidiaries in margin accounts with or on behalf of futures contract brokers or paid over to other counterparties or (B) pledged or deposited as collateral to a contract counterparty or issuer of surety bonds by the Company or any of its Subsidiaries, in the case of clause (A) or (B), to secure obligations with respect to (x) contracts for commercial and trading activities in the ordinary course of business and contracts (including without limitation, physical delivery, option (whether cash or financial), exchange, swap and futures contracts) for the purchase, transmission, distribution, sale, lease or hedge of any energy-related commodity or service or (y) interest rate, commodity price, or currency rate management contracts or derivatives and (ii) encumbering assets other than accounts or receivables arising out of contracts or agreements relating to the generation, distribution or transmission of energy; provided that all such agreements or contracts are entered into in the ordinary course of business;

(j) Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights, contractual rights of setoff or netting arrangements entered into in the ordinary course of business and similar rights with respect to deposit accounts, commodity accounts and/or securities accounts;

(k) Liens arising under Section 9-333 of the Nebraska Uniform Commercial Code or similar statutes of states other than Nebraska;

(l) pledges and deposits to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations under similar laws, or to secure the payment or performance of statutory or public obligations (including environmental, municipal and public utility commission obligations and requirements), reimbursement or indemnity obligations arising out of surety, performance, or other similar bonds, and other obligations of a like nature, in each case incurred in the ordinary course of business;

(m) Liens granted by a Person in favor of a commercial trading counterparty pursuant to a netting agreement, which Liens encumber rights under agreements that are subject to such netting agreement and which Liens secure such Person’s obligations to such counterparty under such netting agreement; provided, that any such agreements and netting agreements are entered into in the ordinary course of business; and provided, further, that the Liens are incurred in the ordinary course of business and when granted, do not secure obligations which are past due;

(n) Liens on proceeds from the issuance of Bonds and Liens on Indebtedness or any assets of the Company held by a trustee securing the Bonds;

(o) Liens created in connection with the indemnity and contribution obligations in favor of underwriters or Bond purchasers in connection with the Bonds; and

(p) Liens incurred in the ordinary course of business of the Company securing obligations that in the aggregate at any one time outstanding do not exceed the Asset Percentage.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness of the Company issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company; provided that:

(a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses, costs and fees and premiums incurred in connection therewith);

(b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(c) such Indebtedness is incurred by the Company as obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” shall mean an individual, a corporation, a partnership, a joint venture, an association, a joint-stock company, a trust, an unincorporated organization, a limited liability company, a governmental body, a political subdivision, a municipal corporation, a public corporation or any other group or organization of individuals.

“Pledge Agreement” shall mean the Pledge Agreement dated as of June 1, 2008 among the Company, the Trustee and JBS Swift, including all amendments thereof or supplements thereto.

“Principal Office” is defined in the definitions of Trustee and Paying Agent herein.

“Project” shall mean the Facility, to the extent financed with proceeds of the Bonds, as further described on Exhibit A to this Agreement.

“Project Costs” shall mean costs incurred by the Issuer or the Company, whether before or after the issuance of the Bonds, and reimbursed not later than three years after the payment thereof, with respect to the acquisition, construction, improving and equipping of the Project, including, but not limited to, the following items:

(a) the cost of acquisition, cleanup, construction, reconstruction, improvement and expansion, including the cost of the acquisition of all land, rights-of-way, property rights, easements, and interests, the cost of all machinery and equipment, financing charges, inventory, raw materials and other supplies, research and development costs, interest prior to and during construction and for six months after completion of construction, whether or not capitalized, necessary reserve funds, cost of estimates and of engineering and legal services, plans, specifications, surveys, estimates of cost and of revenue, other expenses necessary or incident to determining the feasibility and practicability of acquiring, cleaning, constructing, reconstructing, improving, and expanding any such project, administrative expense and such other expenses as may be necessary or incident to the acquisition, cleanup, construction, reconstruction, improvement and expansion thereof, the placing of the same in operation and the financing or refinancing of any such project, including the refunding of any outstanding obligations, mortgages or advances issued, made or given by any Person for any of the aforementioned costs;

(b) to the extent authorized by the Act, costs of all other items related to the acquisition, construction, improving and equipping of the Project; and

(c) all Costs of Issuance.

“Project Site” shall mean the real estate identified in Exhibit A attached hereto on which the Project is situated, which real estate is owned by JBS Swift, leased by JBS Swift to the Company pursuant to the Site Lease and subleased by the Company to the Issuer pursuant to the Sublease, and any other interests in real property, leasehold interests, easements, licenses and rights in real property hereafter acquired by the Issuer for use in connection with the Project, less any interests in real property, easements, licenses, rights of way or similar rights and privileges as may be released from this Agreement pursuant to Section 8.09 or 8.10 hereof, or taken by the exercise of the power of eminent domain.

“Rebate Fund” shall mean the fund by that name created and established in Section 8.05 of the Indenture.

“Regulations” shall mean the Income Tax Regulations promulgated pursuant to the Code.

“Rent Payment” shall mean each payment required to pay amounts due and owing on the Bonds issued pursuant to this Agreement, as described and defined in Sections 6.02 and 6.04 hereof and as provided for in the Indenture, including the principal of, redemption premium, if any, and interest on such Bonds.

“Responsible Officer” shall mean an officer of the Trustee who customarily handles corporate trusts and is assigned to supervise the Indenture, and any other officer of the Trustee to whom a matter is referred because of his knowledge of and familiarity with the particular subject in question.

“SEC” shall mean the United States Securities and Exchange Commission.

“Site Lease” shall mean the Lease Agreement dated as of September 1, 2006 between JBS Swift, as lessor, and the Company, as lessee, including all amendments thereof and supplements thereto.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto maintaining a rating on the Bonds.

“State” shall mean the State of Nebraska.

“Stated Maturity” shall mean, with respect to any installment of interest or principal on any Indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Sublease” shall mean the Sublease Agreement dated as of June 1, 2008 between the Company, as sublessor, and the Issuer, as sublessee, including all amendments thereof and supplements thereto.

“Subsidiary” shall mean, with respect to any specified Person:

(a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Support Agreement” shall mean the Support Agreement dated July 24, 2008 from EPC to the Company, including all amendments thereof and supplements thereto.

“Tangible Assets” shall mean, as of any date the assets of the Company determined in accordance with GAAP.

“Tax Regulatory Agreement” shall mean the Tax Regulatory Agreement dated as of June 1, 2008 between the Issuer and the Company, including all amendments thereof or supplements thereto.

“Tax Sharing Agreement” shall mean the Tax Sharing Agreement dated July 24, 2008 between the Company and EPC, including all amendments thereof and supplements thereto.

“Trustee” shall mean Wells Fargo Bank, National Association, and any successor trustee or co-trustee serving as such under the Indenture. “Principal Office” of the Trustee shall mean the business address designated in writing by the Trustee to the Issuer and the Company as its principal office for its duties hereunder, which initially shall be as specified in Section 11.07 hereof.

“Unassigned Rights” shall mean the rights of the Issuer under Sections 6.02(b), 6.08, 7.03 and 8.03(a) of this Agreement and the right to receive notices hereunder.

“Underwriter” shall mean the initial underwriter of the Bonds, B.C. Ziegler and Company d/b/a Ziegler Capital Markets.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(b) the then outstanding principal amount of such Indebtedness.

Section 1.02. Article and Section Headings. The headings or titles of the several Articles and Sections of this Agreement, and the Table of Contents appended hereto, are solely for convenience of reference and shall not affect the meaning or construction of the provisions hereof.

Section 1.03. Interpretation. The singular form of any word used herein shall include the plural, and vice versa, if applicable. The use of a word of any gender shall include all genders, if applicable. This Agreement and all of the terms and provisions hereof shall be construed so as to effectuate the purposes contemplated hereby and to sustain the validity hereof. All references to any Person or entity defined in Section 1.01 shall be deemed to include any Person or entity succeeding to the rights, duties and obligations of such Person or entity. Unless otherwise specified herein, all references to specific times shall be deemed to refer to New York time.

ARTICLE II

REPRESENTATIONS

Section 2.01. Representations by Issuer. The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

(a) The Issuer is a political subdivision duly organized and existing under the laws of the State. Under the provisions of the Act and the Constitution of the State, the Issuer is authorized to enter into the transactions contemplated by this Agreement and the Indenture and to carry out its obligations hereunder and thereunder. The Issuer has been duly authorized to execute and deliver this Agreement and the Indenture.

(b) The Project is located on the Project Site. The Issuer has a leasehold interest in the Project site and has ownership of the Project, proposes to provide funds for the construction of the Project and has by this Agreement leased the Project to the Company as hereinafter provided. It is understood by the parties hereto that the Issuer shall have all right, title and interest in the Project until purchased by the Company as provided in this Agreement.

(c) Heretofore, the Issuer and the Company did agree that the Issuer would finance the Project Costs. The Company has estimated that the Project Costs would not be less than $7,000,000.

(d) The Issuer now agrees to provide such financing to pay the costs of acquiring, constructing, improving and equipping the Project by the issuance of the Bonds on the date of delivery of the Bonds to the Underwriter.

(e) The execution and delivery of this Agreement, the Sublease, the Indenture and the Tax Regulatory Agreement by the Issuer do not, and consummation of the transactions contemplated hereby and thereby and fulfillment of the terms hereof or thereof by the Issuer will not, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is now a party or by which it is now bound.

(f) The Issuer has not and will not pledge the amounts derived from this Agreement other than to secure the Bonds and will not mortgage or encumber the Project other than as provided herein and in the Indenture.

(g) Nothing in this Agreement shall be construed to require the Issuer to operate the Project other than as lessor.

(h) A private sale of the Bonds would be advantageous to the Issuer.

Section 2.02. Representations by Company. The Company makes the following representations as the basis for the undertakings on its part herein contained:

(a) The Company (i) is a limited liability company duly organized and in good standing in the State of Nebraska, (ii) is not in violation of any provision of its operating agreement, (iii) has full power to own its properties and conduct its business, (iv) has full legal right, power and authority to enter into this Agreement and consummate, or cause to be consummated, all transactions contemplated by this Agreement and (v) by proper action has duly authorized the execution and delivery of the Company Agreements.

(b) Neither the execution and delivery of the Company Agreements, the consummation of the transactions contemplated thereby nor the fulfillment of or compliance with the terms and conditions of the Company Agreements conflicts with or results in a breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Company is now a party or by which the Company is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Company contrary to the terms of any instrument or agreement.

(c) Except as may be disclosed in the Limited Offering Memorandum, there is no litigation or proceeding pending or, to the knowledge of the Company, threatened against the Company having a material adverse effect on the right of the Company to execute the Company Agreements, or, in its capacity as the Guarantor, the Guaranty, or the ability of the Company to make the payments required hereunder or under the Guaranty or to otherwise comply with the Company’s obligations contained in the Company Agreements or, in its capacity as the Guarantor, the Guaranty.

(d) The Project is of the type authorized and permitted by the Act, and the estimated Project Costs are not less than $7,000,000.

(e) The proceeds of the Bonds will be used only for payment of Project Costs.

(f) The Company will operate the Project, and intends to operate the Project, or cause the Project to be operated, as a “project,” within the meaning of the Act, until the date on which all of the Bonds have been fully paid and are no longer outstanding.

(g) No changes shall be made in the Project and no actions will be taken by the Company which shall in any way affect the qualification of the Project as a “project” under the Act or impair the exclusion of interest on any of the Bonds from gross income for federal income tax purposes.

(h) Except as may be disclosed in the Limited Offering Memorandum, the Project, as designed, complies with all presently applicable building and zoning ordinances.

(i) The Project will not be moved during the Lease Term.

(j) The Company has irrevocably assigned to the Trustee all payments to be made to the account of the Company during the Lease Term under and pursuant to the Biogas Agreement for deposit into the Lockbox Account of the Bond Fund and application, in accordance with the Indenture, to the payment as and when due and payable of the Rent Payments.

ARTICLE III

DEMISING CLAUSE

Section 3.01. Acquisition. The Company hereby transfers or agrees to cause to be transferred, against payment therefor in accordance with Section 4.03(b) hereof, to the Issuer the Project as set forth or to be set forth in Exhibit A heretofore acquired or to be acquired on behalf of the Issuer, by bill of sale and special warranty deed free and clear of all liens, encumbrances, claims and servitudes except Permitted Encumbrances.

Section 3.02. Lease of Project. The Issuer demises and leases to the Company, and the Company leases from the Issuer, the Facility, including the Project, subject only to Permitted Encumbrances, in accordance with the provisions of this Agreement, to have and to hold for the Lease Term.

ARTICLE IV

THE PROJECT

Section 4.01. Approvals and Permits. The Company agrees to obtain, or cause to be obtained, all permits and approvals necessary with respect to the acquisition, construction, equipping and furnishing of the Project.

Section 4.02. Acquisition and Construction.

(a) The Project shall be acquired, constructed, improved and equipped with all reasonable dispatch by the Company and shall belong to, and be the property of, the Issuer until purchased by the Company, provided that the Company is intended to be the owner of the Project for federal income tax purposes. The Company will use its best efforts to cause such acquisition, construction, improving and equipping to be completed as soon as reasonably commercially practicable, delays incident to strikes, riots, acts of God or the public enemy, or other causes beyond the reasonable control of the Company only excepted; but if for any reason there should be delays in such acquisition, construction, improving and equipping, there shall be no diminution in or postponement of the Rent Payments to be made by the Company hereunder, and no resulting liability on the part of the Issuer. The Company agrees, however, to use its best efforts to remedy with all commercially reasonable dispatch the cause or causes preventing it from carrying out its agreements, provided that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Company, unfavorable to the Company.

(b) The Company shall acquire, construct, improve and equip the Project or cause the Project to be acquired, constructed, improved and equipped in the manner provided in the Act and this Agreement and in accordance with the Plans and Specifications on file and available to the Issuer at the Facility during the construction period (subject to the restrictions of subsection (c) below) and the Trustee shall have no responsibility or liability whatsoever with respect to the Project and the acquisition, construction, improving or equipping thereof. The Company may amend, or cause to be amended, such Plans and Specifications; provided, however, that such Plans and Specifications shall not be amended in any material respect except as provided in subsection (d) below. It is agreed and understood that the Company will cause to be entered into and executed all agreements and contracts necessary to assure and accomplish the actual acquisition, construction, improving, equipping and furnishing of the Project (and that the Issuer shall not execute any such agreements or contracts) and that the Company will cause to be carried out, paid, supervised and enforced all such agreements and contracts, and will cause to be provided such insurance on and in connection with the acquisition, construction, improving, equipping and furnishing of the Project as it deems necessary or advisable or as is required by law and this Agreement in accordance with its customary insurance practices, which may include self-insurance. The Company shall pay or cause to be paid, from proceeds from the sale and delivery of the Bonds provided to it pursuant to Section 5.02 of this Agreement, and from any available income or earnings derived therefrom, and if such proceeds or income or earnings derived therefrom are insufficient, from other funds of the Company or available to the Company to the extent necessary, all Project Costs. The Issuer shall provide the proceeds from the sale of the Bonds to the Company to be used by the Company to pay all or part of the Project Costs, in accordance with procedures established in Section 4.03 hereof for reimbursing the Company for paying all or any part of such Project Costs under the aforesaid agreements and contracts for the acquisition, construction, improving, equipping and furnishing of the Project prior to the Company’s receipt of the Bond proceeds as hereinafter provided. It is specifically provided, however, that none of the proceeds from the sale of the Bonds will be used to reimburse the Company for, or to pay (and the Company hereby covenants and agrees not to request reimbursement of or payment for) any part of the Project Costs if such use or payment would result in a violation of any of the Company’s representations contained in Section 2.02 or 8.04 hereof or the Tax Regulatory Agreement.

(c) The Company hereby grants to the Issuer, its employees and agents, at all reasonable times during normal business hours and upon reasonable notice, such necessary and reasonable rights of ingress and egress to the Project as are available to the Company and required in connection with the acquisition, construction, improving and equipping of the Project and the Company agrees that it will cooperate with the Issuer, its employees and agents, so that such Project shall be acquired, constructed and improved as provided in this Agreement. The Issuer, its employees and agents shall not unnecessarily disrupt or interfere with the operation of the Project and shall cooperate with and observe the reasonable regulations of the Company so as to avoid any unnecessary disruption or interference with said operation. Unless the Company shall be in default hereunder or under the Indenture, the Company may require that the rights of access hereby reserved to the Issuer, its employees and agents may be exercised only after such employees or agents have executed release of liability agreements in the form then used by the Company. The Issuer recognizes that the drawings, designs, specifications, material lists and other engineering documents and information contained in the Plans and Specifications or otherwise provided or made available to the Issuer in connection with the Project are proprietary to, and are the property of, the Company and/or its affiliates. The Issuer agrees to retain in confidence and not to disclose to others (except as required by applicable law) or to use or permit the use for the benefit of or by others, without the prior written consent of the Company in each such instance, any such drawings, designs, specifications, material lists and other engineering documents and information contained in the Plans and Specifications or otherwise provided or made available to the Issuer. Nothing in this Section or in any other provision of this Agreement shall be construed to entitle the Issuer or the Trustee to any information or inspection involving the confidential know-how of the Company.

(d) If the Plans and Specifications are materially amended at any time prior to the completion of the Project, the Company shall (i) deliver to the Issuer a certificate of the Authorized Company Representative stating that the Project constructed pursuant to the Plans and Specifications, as amended, will be “solid waste disposal facilities” within the meaning of Section 142(a)(6) of the Code or any substantially similar successor provision and (ii) furnish the Issuer with a Favorable Opinion with respect to such proposed amendment and the expenditure of moneys from the Construction Fund to pay the Project Costs as shown on the Plans and Specifications as so amended.

(e) If, for any reason, the proceeds from the sale of the Bonds are not sufficient to pay all the Project Costs, the Company shall complete or cause to be completed the Project and pay or cause to be paid all Project Costs which are not or cannot be paid or reimbursed from proceeds of the Bonds from its own funds or other funds available to the Company or its affiliates, but it shall not be entitled to reimbursement from the Issuer therefor, or to any diminution in or postponement of any payments required to be made by the Company hereunder.

Section 4.03. Construction Fund. The Construction Fund shall be drawn on and used to pay the Costs of Issuance of the Bonds and Project Costs when due and payable. The Issuer shall pay to the Trustee for deposit the proceeds from the sale and delivery of the Bonds as follows: (a) the amount of capitalized interest, if any, specified in the Indenture in the Capitalized Interest Account of the Construction Fund, (b) the amount specified in the Indenture as Costs of Issuance of the Bonds in the Costs of Issuance Account of the Construction Fund, (c) an amount equal to the Debt Service Reserve Requirement in the Debt Service Reserve Fund and (d) the remainder in the Construction Fund. The Trustee, pursuant to request of the Company, shall draw on and use the Construction Fund as follows:

(a) From the Costs of Issuance Account, immediately after the delivery of the Bonds authorized hereby, the Company, or the Trustee, upon written direction of the Authorized Company Representative, shall pay directly (i) to the Issuer, the amount, if any, to be paid pursuant to Section 6.02(b) hereof and (ii) to such other parties submitting invoices, the other Costs of Issuance.

(b) The Trustee shall make payments to the Company or, at the Company’s written request, to a third party, from the Costs of Issuance Account of the Construction Fund for any Costs of Issuance (in addition to those paid under Section 4.03(a) above) and, subject to subsection (c) below, other Project Costs from time to time upon receipt by the Trustee of a request of the Company signed by the Authorized Company Representative. Such request shall be accompanied by a certificate signed by the Authorized Company Representative stating with respect to each payment as follows:

(i) the name and address of the person, firm or corporation to whom payment is to be made;

(ii) the amount of expenditures for which payment or reimbursement is requested;

(iii) the amount requested to be paid has been or will be incurred and is for Project Costs;

(iv) no part of the several amounts requested to be paid, as stated in such certificate, has been or is the basis for the payment of any money in any previous or then pending request;

(v) the payment of the amount requested will not result in a breach of the covenants of the Company contained in this Agreement;

(vi) the expenditure of such amount to be disbursed, when added to all disbursements under previous requisitions, will result in at least 95% of the total of such disbursements being used to provide “solid waste disposal facilities” within the meaning of Section 142(a)(6) of the Code or facilities functionally related and subordinate thereto; and

(vii) in the case of requisitions for Costs of Issuance, that the cumulative total amount disbursed thereunder for Costs of Issuance, together with any compensation to the Underwriter as a discount, does not exceed 2% of the proceeds of the Bonds.

The Trustee will accept for payment a facsimile copy of a duly executed request for payment from the Company (which request shall state that no Event of Default, or event that with the passage of time or giving of notice would become an Event of Default, exists hereunder) with all of the required exhibits and information attached, to be followed promptly by delivery to the Trustee of the original documents. The Trustee may rely, without further investigation, on the genuineness of such request of the Company and the signatures of the Authorized Company Representative.

(c) The Issuer hereby gives its express written authority to the Company, absent an Event of Default, to direct the investment of the Construction Fund by the Trustee as hereinafter provided and as permitted by the Indenture. Any money held as part of the Construction Fund shall be invested or reinvested by the Trustee in the same manner as provided for money on deposit in the Bond Fund. Upon acceleration of the maturity of the Bonds pursuant to the Indenture, subject to Section 6.04 of the Indenture, any amounts held in or on deposit in the Construction Fund shall be transferred by the Trustee to the Bond Fund.

(d) If, upon delivery of the Completion Certificate for the Project, there shall be any surplus funds remaining in the Construction Fund not required to provide for the payment of the costs of acquisition, construction, improving and equipping of the Project, such funds shall, upon the written request of the Authorized Company Representative to the Trustee, be used by the Trustee (i) to purchase for cancellation Bonds at any reasonable price as determined by the Authorized Company Representative, which price, however, shall not exceed the principal amount thereof plus accrued interest thereon or (ii) to redeem Bonds in the largest principal amount then subject to redemption at par (together with accrued interest thereon) that does not exceed the amount of such funds.

Section 4.04. Termination of Construction; Completion Certificate.

(a) Anything in this Agreement to the contrary notwithstanding, the Company shall have the right at any time to terminate the construction of the Facility, including the Project, if (i) the Company shall have determined that the construction or operation of the Facility is impracticable, uneconomical or undesirable due to (A) the imposition of taxes, other than ad valorem taxes currently levied upon privately owned property used for the same general purpose as the Facility, or other liabilities or burdens with respect to the Facility or the construction or operation thereof, (B) changes in technology, in environmental standards or legal requirements or in the economic availability of materials, supplies, equipment or labor or (C) destruction of or damage to all or part of the Facility; (ii) all or substantially all of the Facility shall have been condemned or taken by eminent domain; or (iii) the construction or operation of the Facility shall have been enjoined or shall have otherwise been prohibited by, or shall conflict with, any order, decree, rule or regulation of any court or any federal, state or local regulatory body, administrative agency or other governmental body.

(b) At such time as the Company determines that construction of the Project has been completed or has determined to terminate any further construction of the Project, it shall deliver a Completion Certificate to that effect to the Issuer and the Trustee. In the case of termination of construction prior to Commercial Operation, delivery of a Completion Certificate is conditional upon receipt by the Issuer and the Trustee of a certificate of an independent engineer that continuation of construction is not feasible under the circumstances.

Section 4.05. Issuer Not Responsible. The Issuer shall not be responsible or liable in any manner for any claims, losses, damages, penalties, costs, taxes or fines with respect to the acquisition, construction, improving, equipping, furnishing, installation, operation, maintenance or ownership of the Project.

Section 4.06. Insurance. Subject to the provisions of Section 4.08 hereof, the Company agrees at all times during the Lease Term to maintain, or cause to be maintained, all necessary insurance with respect to the Project in accordance with customary insurance practices, which may include coverage under EPC’s insurance policies. All costs of maintaining insurance with respect to the Project shall be paid or caused to be paid by the Company, and neither the Issuer nor the Trustee shall have any obligation or liability in this regard. All such insurance shall designate the Trustee as loss payee and an additional insured, and the Trustee shall receive insurance accord documents so notating and shall be provided with advance knowledge of termination by the Company. The Company shall provide all notices, accord documents and other related documents to the Trustee. The Trustee shall have no duty to assure the maintenance, existence or sufficiency of such insurance.

Section 4.07. Maintenance and Repair; Remodeling. Subject to the provisions of Section 4.08 hereof, the Company agrees that at all times during the Lease Term it will (a) maintain, or cause to be maintained, the Project in as reasonably safe condition as its operations shall permit and (b) maintain, or cause to be maintained, the Project in good repair and in good operating condition, ordinary wear and tear excepted, making from time to time all necessary repairs thereto and renewals and replacements thereof. All costs of operating and maintaining the Project shall be paid or caused to be paid by the Company, and the Issuer shall have no obligation or liability in this regard. It is understood and agreed that the Issuer shall have no duties or responsibilities whatsoever with respect to the operation or maintenance of the Project, or the performance of the Project for its designed purposes. After the Completion Date, the Company may at its own expense cause the Project to be remodeled or cause substitutions, modifications and improvements to be made to the Project from time to time as it, in its discretion, may deem to be desirable for its uses and purposes, which remodeling, substitutions, modifications and improvements shall be included under the terms of this Agreement as part of the Project.

Section 4.08. Right To Discontinue Operation of Project. Although the Company intends to operate, or cause to be operated, the Project for its designed purposes until the date on which no Bonds are Outstanding, the Company is not required to operate, or cause to be operated, any portion of the Project after the Company shall deem in its discretion that such continued operation is not advisable and in such event it is not prohibited from selling, leasing, subleasing or retiring all or any such portion of the Project; provided, however, that, prior to any such sale, lease, sublease or retirement, the Company shall have provided to the Issuer and the Trustee (i) a Favorable Opinion with respect to any such sale, lease, sublease or retirement, and (ii) in the event that a portion of the Project will remain in operation subsequent to such sale, lease, sublease or retirement, the Company shall have provided to the Issuer and the Trustee the certificate of an independent engineer to the effect that the Project remains feasible notwithstanding the disposition of a portion thereof. Upon discontinuance of operation of the Project in accordance with this Section 4.08, the Company shall be discharged from its obligations to insure, maintain and repair the Project as set forth in Sections 4.06 and 4.07 hereof.

Section 4.09. Insurance and Condemnation Awards. The net proceeds of any insurance or condemnation award as a result of the destruction or condemnation of the Project or any portion thereof shall, at the option of the Company, either (a) be paid by the Company to the Trustee for deposit into the Bond Fund under the Indenture and for the prepayment of the purchase price of the Project hereunder to be used to redeem Bonds under Section 9.01(d)(i) or (ii) thereof, as the case may be, or (b) if determined to be feasible by an independent feasibility study obtained by the Company at its expense, be used by the Company to rebuild, restore or relocate, as the case may be, the affected portion of the Project.

Section 4.10. Taxation of Project. During the Lease Term, the Company will promptly remit or cause to be remitted when due all taxes, including specifically all sales taxes and ad valorem taxes, levied in respect of the Project or the Rent Payments payable hereunder to the appropriate taxing body. The Company has not and will not maintain that it is entitled, by virtue of the Project being financed under the Act, to any additional exemption from ad valorem taxes on the Project or sale and use taxes on personal property acquired in connection with the Project. Except as provided in the preceding sentence, the Company may, at its own expense and in its own name, in good faith contest any such taxes, assessments and other charges and, in the event of such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom. All taxes, assessments and other charges levied or imposed with respect to the Project shall be the obligation of the Company and/or any of its affiliates, and the Issuer shall have no obligation or liability in this regard.

Section 4.11. Issuer’s Limited Liability. It is recognized that the Issuer’s only source of funds with which to carry out its commitments under this Agreement will be from the proceeds from the sale of the Bonds or from any available income or earnings derived therefrom, or from any funds which otherwise might be made available by the Company; and it is expressly agreed that the Issuer shall have no financial liability, obligation or responsibility with respect to this Agreement or the Project except to the extent of funds available from such sources. The Bonds shall not constitute nor give rise to a pecuniary liability of the Issuer or a charge against its general credit or taxing powers.

Section 4.12. Governmental Regulation. The Company recognizes and agrees that this Agreement and the issuance of the Bonds pursuant hereto will not diminish or limit the authority of the United States Environmental Protection Agency or any State agency or local government in performing any of the powers, functions and duties vested in such entities by federal and state laws, and that all applicable laws shall be enforced without regard to ownership of the Project; and that the Company will not be relieved of any responsibility under any applicable federal or state laws or regulations pertaining to pollution control, either now, during or after the acquisition, construction and improvement of the Project.

Section 4.13. Securing of Permits and Authorizations. The Company shall not do or permit others under its control to do any work in or in connection with the Project or related to any repair, rebuilding, restoration, replacement, alteration of or addition to the Project, or any part thereof, unless the Company shall have first procured and paid for all requisite municipal and other governmental permits and authorizations. All such work shall be done in a good and workmanlike manner and in compliance with all applicable building, zoning and other laws, ordinances, governmental regulations and requirements and in accordance with the requirements, rules and regulations of all insurers under the applicable policies required to be carried under Section 4.06.

Section 4.14. Mechanics’ Liens. The Company shall not do or suffer anything to be done whereby the Project, or any part thereof, may be encumbered by any mechanics’ or other similar lien and if, whenever and as often as any mechanics’ or other similar lien is filed against the Project, or any part thereof, the Company shall discharge the same of record within 30 days after the date of filing.

Section 4.15. Contest of Liens. The Company, notwithstanding Section 4.14 hereof, shall have the right to contest any such mechanics’ or other similar lien if, within said 30-day period stated above, the Company diligently prosecutes such contest, at all times effectively stays or prevents any official or judicial sale of the Project or any part thereof or interest therein, under execution or otherwise, and pays or otherwise satisfies any final judgment adjudging or enforcing such contested lien claim and thereafter promptly procures record release or satisfaction thereof.

Section 4.16. Cooperation of Issuer. The Issuer shall cooperate fully with the Company at the expense of the Company in filing any proof of loss with respect to any insurance policy covering casualties to the Project and in the prosecution or defense of any prospective or pending condemnation proceeding with respect to the Project or any part thereof or any property of the Company in connection with which the Project is used and will, to the extent it may lawfully do so, permit the Company to litigate in any proceeding resulting therefrom in the name and on behalf of the Issuer. In no event will the Issuer voluntarily settle, or consent to the settlement of, any proceeding arising out of any insurance claim or any prospective or pending condemnation proceeding with respect to the Project or any part thereof without the written consent of the Authorized Company Representative.

Section 4.17. No Warranty of Condition or Suitability by the Issuer. The Issuer makes no warranty, either express or implied, as to the Project or the condition thereof, or that the Project will be suitable for the purposes or needs of the Company.

Section 4.18. Suspension of Biogas Deliveries. The Company shall notify the Issuer, the Trustee and the Bondholders promptly in writing in the event of any suspension of deliveries of biogas under the Biogas Agreement, except as may occur in conjunction with reasonable and necessary repair and maintenance of the Facility.

ARTICLE V

ISSUANCE OF BONDS; APPLICATION OF BOND PROCEEDS;

REFUNDING AND REDEMPTION OF BONDS

Section 5.01. Issuance of Bonds. On the Issue Date and in order to provide funds to finance the Project Costs, the Issuer will issue the Bonds and instruct the Trustee in writing to deliver the Bonds to the Underwriter, all in accordance with the Indenture.

Section 5.02. Application of Bond Proceeds.

(a) The Issuer shall deposit the proceeds of the Bonds with the Trustee, which shall deposit such proceeds into the Construction Fund and the Debt Service Reserve Fund in such amounts as are provided in the Indenture. The amounts so deposited shall be advanced to the Company in the manner provided herein and in the Indenture, and the Company shall repay such advances by making the Rent Payments as provided in this Agreement and the Indenture.

(b) Notwithstanding any provision expressly or inferentially to the contrary contained herein, the Company unconditionally agrees that it shall make or cause to be made Rent Payments in immediately available funds to the Trustee (pursuant to an assignment by the Issuer to the Trustee, as hereinafter described) in lawful money of the United States of America. Upon the issuance and delivery of the Bonds to the Underwriter, and the deposit of the proceeds derived therefrom into the accounts established in the Indenture, the Company shall have received, and the Issuer shall have given, full and complete consideration for the Company’s obligation hereunder to make Rent Payments.

Section 5.03. Security for the Bonds. The obligations of the Company under this Agreement, including specifically the obligation to make Rent Payments as provided in Sections 5.02(b), 6.02, 6.03 and 6.06 hereof, shall be direct general obligations of the Company. As additional security for the payments of the Rent Payments and as further consideration for the advances made hereunder, the Biogas Agreement, together with all payments made to the Company under and pursuant to the Biogas Agreement, shall be and are hereby irrevocably assigned to the Trustee, and such payments shall be made directly to the Trustee for deposit into the Lockbox Account of the Bond Fund for application in accordance with the Indenture and when due and payable to the Rent Payments, and otherwise as provided by the Indenture. Prior to or simultaneously with the issuance of the Bonds, the Issuer will pledge and assign to the Trustee under the terms of the Indenture all of the Issuer’s right, title and interest in and to the Rent Payments and certain other rights under this Agreement as provided in the Indenture.

Section 5.04. Refunding and Redemption of Bonds. After the issuance of the Bonds, the Issuer shall not refund any of the Bonds or change or modify the Bonds in any way, except as provided for in the Indenture, without the prior written approval of the Authorized Company Representative; nor shall the Issuer redeem any Bonds prior to their scheduled maturities except upon the written direction of the Authorized Company Representative, unless such redemption is required by the Indenture.

ARTICLE VI

LEASE OF PROJECT TO THE COMPANY; RENTAL PROVISIONS

Section 6.01. Quiet Enjoyment. Unless there has occurred and is continuing an Event of Default, the Issuer hereby covenants and agrees that it will not take any action, other than pursuant to Section 4.02(c) or Article VII of this Agreement, to prevent the Company from having quiet and peaceable possession and enjoyment of the Project during the Lease Term and will, at the request of the Company, and at the Company’s cost, to the extent that it may lawfully do so, join in any legal action in which the Company asserts its right to such possession and enjoyment.

The Issuer agrees that the Project shall be the sole property of the Company and that the Company shall enjoy the sole and exclusive possession of the Project (subject to the right of the Issuer and the Trustee to enter thereon for inspection and other purposes pursuant to the provisions of this Agreement). The parties acknowledge that for federal and state income tax purposes, the Company is intended to be the owner of the Project entitled to the related depreciation deductions, that the Company’s Rent Payments pursuant to Section 6.02 hereof consist of interest components and a principal component for payment of the interest and principal, respectively, of the Bonds with the Company as indirect obligor under the Bonds, and that the Issuer will not take a position contrary to those as aforesaid.

Section 6.02. Rent Payments and Other Amounts Payable.

(a) The Company agrees to pay the Rent Payments to the Issuer as and for rental and for the use of the Project on or before, but not later than, five days next preceding each date provided in or pursuant to the Indenture for the payment of principal of, premium, if any, or interest on the Bonds (the interest payment dates for the Bonds being June 1 and December 1 of each year, commencing December 1, 2008) until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, in immediately available funds, a sum which, together with other moneys available therefor in the Bond Fund, will enable the Trustee to pay the amount payable on such date as principal of (whether at maturity, or upon redemption, purchase, or acceleration or otherwise), premium, if any, and interest on the Bonds as provided in the Indenture.

It is understood and agreed that all payments payable under this Section 6.02(a) by the Company are assigned by the Issuer to the Trustee for the benefit of the holders of the Bonds. The Company assents to such assignment. The Issuer hereby directs the Company, and the Company hereby agrees to pay directly to the Trustee at the Trustee’s Philadelphia, Pennsylvania office (or such other office as the Trustee may direct by written notice to the Company and the Issuer), all payments payable by the Company pursuant to this Section 6.02(a).

The Rent Payments, together with available funds held on deposit in the Debt Service Account of the Bond Fund, except funds held therein for payment of matured installments of principal on the Bonds or interest payable thereon, shall be sufficient to pay when due all principal of, redemption premium, if any, and interest on the Bonds, and shall be due in monthly amounts on the first Business Day of each month in an amount necessary in a pro rata sum to prepare for the semiannual payment of the Bonds. If any available funds (including for this purpose moneys transferred from the Capitalized Interest Account of the Construction Fund in accordance with Section 5.02 of the Indenture) in excess of current requirements are held on deposit in the Debt Service Account of the Bond Fund at the time payment of any Rent Payment is due, such Rent Payment shall be reduced by the amount of the available funds so held on deposit, to the benefit of the Company.

(b) The Company shall also pay the reasonable expenses of the Issuer related to the issuance of the Bonds and any additional expenses incurred upon the written request of the Company (which expenses may be paid as Costs of Issuance from Bond proceeds on deposit in the Costs of Issuance Account of the Construction Fund).

(c) The Company shall also pay each payment provided for by Sections 6.05, 6.07 and 6.09 hereof.

(d) In the event the Company should fail to make any of the payments required in this Section 6.02, the item or installment so in Default shall continue as an obligation of the Company until the amount in Default shall have been fully paid, and the Company agrees to pay the same with interest thereon or with respect to payments to the Trustee or the Issuer with interest thereon, to the extent permitted by law, from the date thereof at the rate per annum borne by the Bonds.

The Company may, without creating a default hereunder, contest the reasonableness of any cost described in Section 6.02(b), (c) or (d).

Section 6.03. [Reserved].

Section 6.04. Company Approval of Issuance of Bonds.

(a) Simultaneously with the authorization of this Agreement by the City Council of the Issuer, such City Council has adopted the Bond Ordinance. In consideration of the covenants and agreements set forth in this Agreement, and to enable the Issuer to issue the Bonds to carry out the intents and purposes hereof, this Agreement is executed to assure the issuance of such Bonds and to provide for the due and punctual payment by the Company to the Issuer, or to the Trustee under the Indenture securing the Bonds, of amounts not less than those required to pay, as and when due (whether at stated maturity, upon redemption, acceleration of maturity, tender, deemed tender or otherwise), and at such time as will assure payment on the due date thereof, all of the principal of, redemption premium, if any, and interest on, the Bonds, and all other payments required in connection with such Bonds, this Agreement or the Indenture. Each such payment is hereby designated as a “Rent Payment,” and collectively such payments are hereby designated as “Rent Payments.” The Company hereby agrees to make, or cause to be made, each Rent Payment, as and when due, for the benefit of the owners of the Bonds into the Bond Fund, as provided in the Indenture.

(b) By execution and delivery of this Agreement, the Company hereby approves the Bond Ordinance, the Indenture and the Tax Regulatory Agreement. It is hereby agreed that the foregoing approval of the Bond Ordinance, the Indenture and the Tax Regulatory Agreement constitutes the acknowledgment and agreement of the Company that the Bonds, when issued, sold and delivered as provided in the Bond Ordinance and the Indenture, will be issued in accordance with and in compliance with this Agreement, notwithstanding any other provisions of this Agreement or any other contract or agreement to the contrary. Any Bondholder is entitled to rely fully and unconditionally on the foregoing approval. Notwithstanding any provisions of this Agreement or any other contract or agreement to the contrary, the Company’s approval of the Bond Ordinance, the Indenture and the Tax Regulatory Agreement shall be the Company’s agreement that all covenants and provisions in this Agreement, the Indenture and the Tax Regulatory Agreement affecting the Company shall, upon the delivery of the Bonds and the Indenture, become unconditional, valid and binding covenants and obligations of the Company so long as the Bonds and the interest thereon are outstanding and unpaid. Particularly, the obligation of the Company to make, promptly when due, all Rent Payments specified in this Agreement and the Indenture shall be absolute and unconditional, and said obligation may be enforced as provided in this Agreement and the Indenture.

Section 6.05. Redemption of Bonds. The Issuer, upon the written request of the Company (and provided that the affected Bonds are subject to redemption or prepayment prior to maturity at the option of the Issuer or the Company and provided, further, that such request is received in sufficient time prior to the date upon which such redemption or prepayment is proposed), forthwith shall take or cause to be taken all action that may be necessary under the applicable redemption provisions of the Indenture to effect such redemption prior to maturity, to the full extent of funds either made available for such purpose by the Company or already on deposit under the Indenture and available for such purpose. The redemption of any outstanding Bonds prior to maturity at any time shall not relieve the Company of its absolute and unconditional obligation to pay each remaining Rent Payment with respect to any outstanding Bonds, as specified in the Indenture. If a redemption of Bonds is required pursuant to the provisions of the Indenture, the Company agrees as provided herein to forthwith make Rent Payments sufficient to pay the principal of, premium, if any, and interest on the Bonds.

Section 6.06. Rent Prepayment. The Company shall have and is hereby granted the right to prepay or cause to be prepaid all or a portion of each Rent Payment at any time, and shall be obligated to do so in a timely manner if and to the extent the Company requests redemption or prepayment of the Bonds and the purchase of the Project pursuant to Article IX hereof. The Company shall be obligated to prepay or cause to be prepaid the Rent Payments then due and owing under the circumstances as provided by Article X hereof. Any such prepayment by the Company shall not relieve it of liability for each remaining Rent Payment with respect to the Outstanding Bonds except as provided in this Agreement and the Indenture. In the event the Company should fail to make any of the payments required in this Section 6.06 the amount so in default shall continue as an obligation of the Company until such amount in default shall have been fully paid.

Section 6.07. Payments To Replenish Debt Service Reserve Fund. In the event of a deficiency in the Debt Service Reserve Fund, the Company shall, within 30 days of the drawing upon the Debt Service Reserve Fund, pay into the Debt Service Reserve Fund an amount equal to the amount of such deficiency.

Section 6.08. Issuer’s Rights Assigned to Trustee. The Company is advised and recognizes that as security for the payment of the Bonds, the Issuer will assign to the Trustee the Issuer’s rights under this Agreement, including the right to receive payments hereunder (except the Unassigned Rights and the right to receive notices hereunder), and hereby directs the Company to make said payments directly to the Trustee. The Company herewith assents to such assignment and will make such payments directly to the Trustee without defense or setoff by reason of any dispute between the Company and the Issuer or the Trustee. All rights against the Company arising under this Agreement or the Bond Ordinance or Indenture and assigned to the Trustee under the Indenture may be enforced by the Trustee, or the owners of the Bonds, to the extent provided in the Indenture, and the Trustee, or the owners of the Bonds, shall be entitled to bring any suit, action or proceeding against the Company, to the extent provided in the Bond Ordinance or Indenture, for the enforcement of this Agreement, and it shall not be necessary in any such suit, action or proceeding to make the Issuer a party thereto.

Section 6.09. Payments to Trustee. The Company agrees to pay (a) the initial acceptance fee of the Trustee and reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the Trustee in entering into and executing the Indenture and (b) until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the provisions of the Indenture, (i) an amount equal to the annual fee of the Trustee for the Ordinary Services of the Trustee, as trustee, rendered and its reasonable Ordinary Expenses incurred under the Indenture, including reasonable attorneys’ fees and expenses, as and when the same become due, (ii) the fees, charges and expenses of the Trustee, as Bond Registrar and as Paying Agent, and any other Bond Registrar or Paying Agent on the Bonds, as and when the same become due, (iii) an amount equal to the fees of the Trustee for its Extraordinary Services rendered and its reasonable Extraordinary Expenses incurred under the Indenture, including reasonable attorneys’ fees and expenses, as and when the same become due and (iv) the cost of printing any Bonds required to be furnished by the Issuer. In the event the Company should fail to make any of the payments required in this Section 6.09, the item or installments so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid. The provisions of this Section 6.09 shall survive termination of this Agreement.

ARTICLE VII

DEFAULTS AND REMEDIES

Section 7.01. Events of Default. The occurrence and continuation of any one of the following shall constitute an “Event of Default” under this Agreement (an “Event of Default”):

(a) failure by the Company to pay, when due, Rent Payments with respect to principal of, premium, if any, or interest on any Bond or failure to make any payments required by Section 6.07 hereof with respect to any deficiency in the Debt Service Reserve Fund;

(b) failure by the Company to observe and perform any covenant, condition or agreement on its part required to be observed or performed in this Agreement, other than as referred to in (a) above, for a period of 90 days after receipt by the Company of written notice specifying such failure and requesting that it be remedied, given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided further, however, if the failure stated in the notice cannot be corrected within the applicable period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted within the applicable period and diligently pursued until the default is corrected; provided further, if any such failure obligates the Company to prepay Rent Payments because of mandatory redemption of Bonds pursuant to Section 9.01(c) of the Indenture, and such prepayment is in fact made by the Company and Bonds are redeemed as provided in the Indenture, then such failure by the Company shall not constitute an Event of Default under this Agreement;

(c) the occurrence of an Act of Bankruptcy and, if occurring by reason of clause (b) of the definition thereof, such petition resulting therefrom shall not be stayed or denied, or a proceeding resulting therefrom shall not be discharged, within 90 days after the filing of such petition or the commencement of such proceeding, as the case may be;

(d) the occurrence of an “Event of Default” under the Indenture; or

(e) the occurrence of a default by the Company under the Biogas Agreement or any other biogas sale agreement or other agreement the performance of which is material to the Company’s ability timely to make Rent Payments, which is not cured within any applicable cure period thereunder.

Section 7.02. Remedies on Default. Whenever any Event of Default shall have happened and is existing, the Issuer, with the consent of the Trustee, or the Trustee may take any one or more of the following remedial steps, but only if acceleration of the principal amount of the Bonds has been declared pursuant to Section 11.02 of the Indenture:

(a) by notice in writing to the Company, declare the unpaid Rent Payments to be due and payable immediately if concurrently with or prior to such notice the unpaid principal amount of the Bonds has been declared to be due and payable under the Indenture, and upon any such declaration the amounts payable under Section 6.04 and 6.06 hereof shall become and shall be immediately due and payable in the amount set forth in Section 11.02 of the Indenture; provided, however, that an Event of Default shall be deemed waived and a declaration accelerating payment of unpaid Rent Payments payable under this Agreement shall be deemed rescinded without further action on the part of the Trustee or the Issuer upon any annulment by the Trustee of the corresponding declaration of acceleration of the Bonds under Section 11.02 of the Indenture.

(b) Whatever action at law or in equity may appear necessary or desirable to collect the payment and other amounts then due or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

(c) In addition to other remedies under the this Agreement, the Trustee, at the written direction of the Majority Holders, shall have the right to request that the Company retain a consultant expert in the business and operation of facilities such as the Facility (a “Consultant”) to perform a study or report as to the deficiencies and suggested improvements for the Facility. So long as the Company is allowing the Consultant access to the Facility and its records, and, upon completion of a report satisfactory to the Majority Holders, so long as the Company is following the recommendations of the Consultant made in such report, then, in that event, and subject to the written direction of the Majority Holders, the Trustee shall take no other remedial action hereunder.

In case the Issuer, with the consent of the Trustee, or the Trustee shall have proceeded to enforce its rights under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Issuer and/or the Trustee, then and in every such case the Issuer, the Company and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Company and the Trustee shall continue as though no such proceeding had been taken.

The Company covenants that, in case an Event of Default shall occur with respect to the payment of any Rent Payment payable under Sections 6.04 and 6.06 hereof, then, upon written demand of the Trustee, the Company will pay to the Trustee the whole amount that then shall have become due and payable under said Sections 6.04 and 6.06.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect in the manner provided by law out of the property of the Company, the moneys adjudged or decreed to be payable. Any sums collected by the Trustee shall be applied as provided in the Indenture. The Issuer or the Trustee may pursue all remedies now or hereafter existing at law or in equity to enforce the performance and observance of any other obligation or agreement of the Company under this Agreement, including, without limitation, exercising the remedies of mandamus or the appointment of a receiver in equity with the power to charge and collect rents, purchasing price payments and loan payments and applying revenues from the Project in accordance with the terms hereof and of the Indenture.

If an Event of Default under Section 7.01(c) hereof shall occur and be continuing, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement, irrespective of whether the principal of the Bonds or any amount hereunder shall then be due and payable as therein or herein expressed or by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Company, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its fees, charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including reasonable counsel fees and expenses incurred by it up to the date of such distribution.

The remedies for any “Event of Default” under the Indenture shall be as specified in Article XI of the Indenture and are in addition to any remedies hereunder.

In acting or omitting to act pursuant to the provisions of this Agreement, the Trustee shall be entitled to all of the rights, protections and immunities accorded to the Trustee under the terms of the Indenture, including, but not limited to, those set out in Article XII thereof.

Section 7.03. Agreement To Pay Attorneys’ Fees and Expenses. In the event the Company should default under any of the provisions of this Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of the payments due under this Agreement or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor, and upon presentation of an itemized bill, pay to the Issuer or the Trustee the reasonable fees and expenses of such attorneys and such other expenses so incurred by the Issuer or the Trustee, including such fees and expenses of in-house counsel and legal staff of the Trustee.

ARTICLE VIII

SPECIAL COVENANTS

Section 8.01. No Defense or Setoff; Unconditional Obligation. The obligations of the Company to make the payments required by this Agreement and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, irrespective of any defense or any rights of setoff, recoupment or counterclaim it might otherwise have against the Issuer, the Trustee or any other person, and the Company shall pay during the term of this Agreement the payments to be made as prescribed in Article VI and all other payments required hereunder free of any deductions and without abatement, diminution or setoff, and until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid, or provision for the payment thereof shall have been made in accordance with the Indenture, the Company (a) will not suspend or discontinue any payments provided for in Article VI hereof; (b) will perform and observe all of its other agreements contained in this Agreement; and (c) except as permitted herein, will not terminate this Agreement for any cause, including, without limiting the generality of the foregoing, failure of the Project to be acquired, constructed, improved or completed, failure of the Company to approve, receive, accept or use the Project, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax laws of the United States of America or of the State or any political subdivision of either of these, or any failure of the Issuer or the Trustee to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement or the Indenture, except to the extent permitted by this Agreement. Nothing contained in this Section shall be construed to relieve the Issuer or the Trustee from the performance of any agreements on their respective parts contained herein, and the Company shall be entitled to institute such action against the Issuer or the Trustee as the Company shall deem appropriate to compel performance of any such agreement, duty or obligation; provided, however, neither the Issuer nor the Trustee shall be required to carry out any such agreement, duty or obligation unless it is reimbursed for its costs and expenses to the extent set forth in this Agreement and the Indenture.

Section 8.02. Merger, Consolidation or Sale of Assets. The Company may not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving entity); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company, in one or more related transactions, to another Person; unless:

(a) either:

(1) the Company is the surviving company; or

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia, and is qualified to do business in the state;

(b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under this Agreement, the Biogas Agreement, the Sublease and the security documents pursuant to a supplement to this Agreement reasonably satisfactory to the Trustee and the Issuer;

(c) immediately after such transaction, no Default or Event of Default exists; and

(d) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made:

(1) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

(2) will, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable eight-quarter period, either (i) have a pro forma Fixed Charge Coverage Ratio that is at least equal to the actual Fixed Charge Coverage Ratio of the Company as of such date or (ii) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 8.12(a) hereof.

In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

The Company shall provide written notice to the Issuer and the Trustee (with instructions to the Trustee to notify the owners of the Bonds) promptly upon the occurrence of any of the events described in clauses (i) and (ii) of the first paragraph of this Section 8.02, together with the certificate of an Authorized Representative affirming compliance with each applicable condition set out in the first paragraph of this Section 8.02.

Section 8.03. Indemnities.

(a) Except as otherwise provided in Section 8.03(c) below, the Company releases the Issuer, its Councilmembers, officers, directors, employees, agents and attorneys (the “Indemnified Parties”), from, and the Indemnified Parties shall not be liable for, and the Company agrees and shall protect, indemnify, pay, defend and hold the Indemnified Parties harmless from, any and all liability, cost, expense, damage or loss of whatever nature (including, but not limited to, attorneys’ fees, litigation and court costs, amounts paid in settlement and amounts paid to discharge judgments) directly or indirectly resulting from, arising out of, in connection with or related to (i) the issuance, offering, sale, delivery, payment of the Bonds and the interest thereon, or redemption of the Bonds, the provisions and rate of interest on the Bonds, the Bond Ordinance, the Indenture, the Tax Regulatory Agreement and this Agreement and the obligations imposed on the Issuer hereby and thereby, or the design, construction, installation, operation, use, occupancy, maintenance or ownership of the Project; (ii) any written statements or representations made or given by the Company or any of its officers or employees, to the Indemnified Parties, the Trustee or any underwriters or purchasers of any of the Bonds, with respect to the Issuer, the Company, the Project or the Bonds or the offer or issuance thereof, including, but not limited to, statements or representations of facts, financial information or corporate affairs; (iii) damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project; (iv) any loss or damage incurred by the Issuer as a result of violation by the Company of the provisions of Section 8.04 or 8.05 hereof; and (v) any action required to be taken by the Issuer under this Agreement, the Bond Ordinance, the Tax Regulatory Agreement or the Indenture.

(b) The Company hereby agrees to indemnify and hold the Trustee and its directors, officers, agents and employees (collectively, the “Indemnitees”) harmless from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses, including out-of-pocket, incidental expenses, legal fees and expenses, and the allocated costs and expenses of in-house counsel and legal staff (“Losses”) that may be imposed on, incurred by or asserted against the Indemnitees or any of them for following any instruction, request for payment or other direction upon which the Trustee is authorized to rely, pursuant to the terms of the Indenture, the Guaranty, the Company Agreements or any other of the financing documents. In addition to and not in limitation of the immediately preceding sentence, the Company also agrees to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by or asserted against the Indemnitees or any of them in connection with or arising out of the Trustee’s performance under the Indenture, the Guaranty, the Company Agreements or any other financing document.

(c) If any claim is asserted under (a) above or (d) below, the party seeking indemnity will give prompt notice to the Company, and the Company shall have the sole right and duty to assume, and will assume, the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion. THE PROVISIONS OF SECTIONS 8.03(a) AND (b) SHALL REMAIN AND BE IN FULL FORCE AND EFFECT EVEN IF ANY SUCH LIABILITY, COST, EXPENSE, DAMAGE OR LOSS OR CLAIM THEREFOR BY ANY PERSON DIRECTLY OR INDIRECTLY RESULTS FROM, ARISES OUT OF OR RELATES TO, OR IS ASSERTED TO HAVE RESULTED FROM, ARISE OUT OF OR BE RELATED TO, IN WHOLE OR IN PART, ONE OR MORE NEGLIGENT ACTS OR OMISSIONS (OTHER THAN, IN THE CASE OF AN INDEMNIFIED PARTY UNDER (a) ABOVE, AS A RESULT OF WILLFUL MISCONDUCT OR BAD FAITH OF THE PARTY SEEKING INDEMNITY OR, IN THE CASE OF THE TRUSTEE, AS A RESULT OF GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH ON THE PART OF THE TRUSTEE) OF THE PARTY SEEKING INDEMNITY, IN CONNECTION WITH THE MATTERS SET FORTH THEREIN. Notwithstanding the foregoing, in any action naming the Trustee as defendant, the Trustee shall have the right to retain separate legal counsel at the expense of the Company, provided that in the event that the Company is not in Default under this Agreement, the Company shall have the right of approval of any such legal counsel retained by the Trustee for the Trustee’s defense, which approval shall not be unreasonably withheld and shall be given promptly upon request by the Trustee. The Trustee and the Company shall reasonably cooperate with each other in the defense of any such action.

(d) (1) The Company agrees and shall protect, defend (subject to selection of counsel by the Indemnified Parties or Indemnitees, as the case may be, as provided by Section 8.03(c) hereof), indemnify, pay and hold harmless the Indemnified Parties and Indemnitees from and against any and all Indemnified Liabilities; provided, no Indemnified Party or Indemnitee shall be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted directly and primarily from the gross negligence, willful misconduct or bad faith of such Indemnified Party or Indemnitee.

(2) All amounts due under Section 8.03(d)(1) hereof shall be payable not later than 10 days after written demand therefor.

(3) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 8.03(d)(1) hereof may be unenforceable in whole or in part because they are violative of any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties or the Indemnitees or any of them.

(4) The Company shall not ever assert any claim against any Indemnified Party or Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent lawful) any punitive damages arising out of, in connection with, or as a result of, this Agreement, any security document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and the Company hereby forever waive, release and agree not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e) The provisions of this Section 8.03 shall survive the termination of this Agreement and the full payment or defeasance of the Bonds in accordance with Article XVI of the Indenture and, with respect to the Trustee, the resignation or removal of the Trustee for any reason.

Section 8.04. Tax-exempt Status of the Bonds. It is the intention of the Company and the Issuer that the interest on the Bonds be excludable from the gross income of the holders thereof for federal income tax purposes, except for any Bond for any period that such Bond is owned by a person who is a “substantial user” of the proceeds of the Project or a “related person” within the meaning of Section 147(a) of the Code. To that end, the Company and the Issuer (to the extent reasonably within the control of the Issuer) covenant with each other, and with the Trustee for the benefit of the Bondholders, to refrain from any action which would adversely affect, and to take such action to assure, the treatment of the Bonds as obligations described in Section 103(a) of the Code, the interest on which is not includable in the “gross income” of the holder (other than the income of a “substantial user” of the Project or a “related person” within the meaning of Section 147(a) of the Code) for purposes of federal income taxation. As more particularly set out in the Tax Regulatory Agreement and notwithstanding any other provision hereof, the Company hereby covenants as follows:

(a) to take such action as is necessary to ensure that at least 95% of the net proceeds of the Bonds will be used to provide “solid waste disposal facilities” within the meaning of Section 142(a)(6) of the Code;

(b) to refrain from taking any action that would result in the Bonds being “federally guaranteed” within the meaning of Section 149(b) of the Code;

(c) to refrain from using any portion of the proceeds of the Bonds, directly or indirectly, to acquire or to replace funds which were used, directly or indirectly, to acquire investment property (as defined in Section 148(b)(2) of the Code) which produces a materially higher yield over the term of the Bonds than the yield on the Bonds, other than investment property acquired with:

(i) proceeds of the Bonds invested for a period of three years or less until such proceeds are used for the purposes for which the Bonds were issued;

(ii) amounts invested in a bona fide debt service fund, within the meaning of Section 1.148-1(b) of the Regulations; and

(iii) amounts deposited in any reasonably required reserve or replacement fund to the extent such amounts do not exceed 10% of the proceeds of the Bonds and to the extent that at no time during any bond year will the aggregate amount so invested exceed 150% of debt service on the Bonds for such year;

(d) to otherwise restrict the use or investment of the proceeds of the Bonds or amounts treated as proceeds of the Bonds, as may be necessary, to satisfy the requirements of Section 148 of the Code (relating to arbitrage) and Section 149(d) of the Code (relating to advance refundings);

(e) to use no more than 2% of the proceeds received from the sale of the Bonds for the payment of Costs of Issuance (including underwriters’ discount, if any);

(f) to use no portion of the proceeds of the Bonds to provide any airplane, skybox or other private luxury box, health club facility, facility primarily used for gambling or store the principal business of which is the sale of alcoholic beverages for consumption off premises;

(g) to comply with the limitations imposed by Section 147(c) of the Code (relating to the limitation on the use of proceeds to acquire land) and Section 147(d) of the Code (relating to restrictions on the use of bond proceeds to acquire existing buildings, structures or other property);

(h) to pay to the United States of America (to the extent not paid by the Trustee pursuant to the Indenture) at least once during each five-year period (beginning on the date of delivery of the Bonds) an amount that is at least equal to 90% of the “Excess Earnings,” within the meaning of Section 148(f) of the Code and to pay to the United States of America, not later than 60 days after the Bonds have been paid in full, 100% of the amount then required to be paid as a result of Excess Earnings under Section 148(f) of the Code, unless the Bonds qualify for the exception to rebate set forth in Section 148(f)(4)(B) of the Code or the Regulations thereunder; and

(i) to provide to the Trustee, at such time as required by the Trustee, all information required by the Trustee with respect to Nonpurpose Investments (as defined in Section 148 of the Code) not held in any fund under the Indenture.

For purposes of the foregoing (a) and (b), the term “proceeds” includes “disposition proceeds” as defined in the Treasury Regulations and, in the case of refunding bonds, transferred proceeds (if any) and proceeds of the refunded bonds expended prior to the date of issuance of the Bonds.

It is the understanding of the Issuer and the Company that the covenants contained herein are intended to assure compliance with the Code and any regulations or rulings promulgated by the United States Department of the Treasury pursuant thereto. In the event that regulations or rulings are hereafter promulgated which modify or expand provisions of the Code, as applicable to the Bonds, the Issuer and the Company will not be required to comply with any covenant contained herein to the extent that such failure to comply, in the opinion of Bond Counsel delivered to the Issuer, the Company and the Trustee, will not adversely affect the exclusion of interest on the Bonds from the gross income of the owners of the Bonds for federal income tax purposes under Section 103 of the Code. In the event that regulations or rulings are hereafter promulgated which impose additional requirements which are applicable to the Bonds, the Company agrees to comply with the additional requirements to the extent necessary, in the opinion of Bond Counsel delivered to the Issuer, the Company and the Trustee, to preserve the exclusion of interest on the Bonds from the gross income of the owners of the Bonds for federal income tax purposes under Section 103 of the Code. In furtherance of such intention, the Issuer hereby authorizes and directs the Mayor or Finance Director to execute any documents, certificates or reports required by the Code and to make such elections, on behalf of the Issuer, which may be permitted by the Code as are consistent with the purpose for the issuance of the Bonds.

Section 8.05. Payment to Rebate Fund. The Company hereby covenants and agrees to make the determinations and to pay any deficiency in the Rebate Fund, at the times and as described in Section 8.05 of the Indenture. In any event, if the amount of cash held in the Rebate Fund shall be insufficient to permit the Trustee to make payment to the United States of any amount due under Section 148(f)(2) of the Code, the Company forthwith shall pay the amount of such insufficiency on such date to the Trustee in immediately available funds. The obligations of the Company under this Section 8.05 are direct obligations of the Company, acting under the authorization of, and on behalf of, the Issuer, and the Issuer shall have no further obligation or duty with respect to the Rebate Fund.

Section 8.06. Qualification in State; Existence.

(a) The Company agrees that so long as it or its affiliates own and operate the Project, it or any such affiliate will be qualified to do business in the State.

(b) Subject to Section 8.02 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(i) its limited liability company existence, in accordance with its organizational documents (as the same may be amended from time to time); and

(ii) the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, and that the loss thereof is not adverse in any material respect to the Holders of the Bonds.

Section 8.07. Recordation. The Company agrees that it will record and re-record and file and refile this Agreement, the Sublease and any of the financing statements and all supplements and necessary continuation statements with respect thereto, and such other instruments as may be required from time to time to be recorded or filed, in such manner and in such places as from time to time may be required by law in order fully to preserve and protect any security interests of the Owners of the Bonds and the rights of the Trustee hereunder and under the Indenture. The Company shall promptly provide copies of such instruments to the Trustee.

Section 8.08. Granting of Easements. If no Event of Default shall have happened and be continuing, the Company may at any time or times, subject to its leasehold interest, cause to be granted easements, licenses, rights of way (including the dedication of public highways) and other rights or privileges in the nature of easements with respect to any property or rights included in the Indenture, free from any security interest afforded by or under the Indenture, or the Company may release existing easements, licenses, rights of way and other rights and privileges with or without consideration, and the Issuer agrees that it shall execute and deliver, and will cause and direct the Trustee in writing to execute and deliver, any instrument necessary or appropriate to confirm and grant or release any such easement, license, right of way or other grant or privilege upon receipt of: (a) a copy of the instrument of grant or release, (b) a written application signed by the Authorized Company Representative requesting such instrument and certifying (i) that such grant or release is not detrimental to the proper conduct of the business of the Company and (ii) that such grant or release will not impair the effective use or interfere with the operation of the Project and (c) an opinion of the Company’s counsel that such grant or release will not impair the security for the Bonds afforded by or under the Indenture.

Section 8.09. Release of Certain Land. Notwithstanding any other provisions of this Agreement, the parties hereto reserve the right, at any time and from time to time, to amend this Agreement and the Indenture for the purpose of effecting the release of and removal from this Agreement, the leasehold estate created hereby and the lien of the Indenture of (a) any unimproved part of the Project Site (on which no Project building or other building or equipment owned by the Company and essential to the continued operation of the Project is situated) or (b) any part of the Project Site with respect to which the owner of the Project Site proposes to convey fee title to a railroad, public utility or public body in order that railroad service, utility services or roads may be provided for the Facility, provided, that if at the time any such amendment is made any of the Bonds are outstanding and unpaid, such amendment shall not be effective until and unless there are deposited with the Trustee the following:

(i) Copies of the said amendments to this Agreement and the Indenture as executed;

(ii) A resolution or ordinance of the Issuer (A) stating that the Issuer is not in default under any of the provisions of the Indenture and that the Issuer and the Company are not, to the knowledge of the Issuer, in default under any of the provisions of this Agreement, (B) giving an adequate legal description for that portion of the Project Site to be released, (C) stating the purpose for which the release is desired, (D) requesting such release and (E) approving such amendments to this Agreement; and

(iii) Evidence of the authority of the officers of the Company who execute such amendments to this Agreement.

Section 8.10. Suspension of Covenants When the Bonds Rated Investment Grade. If on any date following the Issue Date:

(a) the rating assigned to the Bonds by S&P, Moody’s or Fitch is an Investment Grade Rating after giving effect to the suspension of covenants contemplated by this Section 8.10 upon the achievement of such Investment Grade Rating, and

(b) no Default or Event of Default shall have occurred and be continuing, then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed in Sections 8.02(d), 8.12, 8.17 and 8.22 hereof will be suspended with respect to the Bonds:

Notwithstanding the foregoing, if the ratings assigned by both such rating agencies with respect to the Bonds should subsequently decline to below an Investment Grade Rating, the provisions of Sections 8.02(d), 8.12, 8.17 and 8.22 hereof will be reinstituted as of and from the date of such rating decline.

Section 8.11. Request for Ratings. Upon the written request of the holders of a majority of the Bonds, the Company will prepare at its expense an application to one or more (in the Company’s sole discretion) of Moody’s, S&P and Fitch to seek an Investment Grade Rating and will use commercially reasonable efforts to obtain such rating; provided, however, that the Company shall not be required to make such application more than once every year.

Section 8.12. Incurrence of Indebtedness and Issuance of Stock. The Company will not directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock to any Person other than the Company; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended eight full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 1.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such eight-quarter period.

The provisions of this Section 8.12(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(a) the incurrence by the Company of Indebtedness evidenced by or in support of the Bonds, in an aggregate principal amount at any one time outstanding under this clause (a), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (a), without duplication, not to exceed $7,000,000 less the aggregate amount of all repayments, optional or mandatory, of the principal of any Indebtedness incurred pursuant to this clause (a) that have been made by the Company since the Issue Date;

(b) the incurrence by the Company of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds provided by the Company in the ordinary course of business;

(c) the incurrence by the Company of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(d) the incurrence by the Company of Indebtedness to EPC pursuant to the terms of the Support Agreement (the “EPC Debt”); and

(e) working capital debt not exceeding an amount equal to 5% of the original principal amount of the Bonds.

The Company will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payments under this Agreement on substantially identical terms (it being acknowledged that the EPC Debt is so subordinated); provided, however, that no Indebtedness of the Company will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a junior basis.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Section 8.13. Liens. The Company will not, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 8.14. Limitation on Sale and Leaseback Transactions. The Company will not enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if:

(a) The Company could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under Section 8.12 hereof; and

(b) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction.

Section 8.15. Application of Proceeds of Asset Sales. The Company shall, within 360 days of any Asset Sale, either (a) reinvest not less than 95% of the proceeds of such Asset Sale in assets to be used in a Permitted Business or (b) apply 100% of the proceeds to the redemption or purchase at a price not in excess of 100% of principal amount of the Bonds plus accrued interest to the date of redemption or purchase. If proceeds are to be reinvested and the sale was of assets financed with the proceeds of tax-exempt bonds, the use of proceeds is conditioned on the prior receipt of the Trustee of an opinion of bond counsel to the effect that such application will not adversely affect the exclusion from gross income for federal income tax purposes of interest on such bonds. If proceeds are to be reinvested and if the Asset Sale was of all or substantially all of the Facility, the Company shall provide the Trustee with a feasibility study by a nationally recognized feasibility consultant demonstrating that as proposed to be built and operated, the pro forma Fixed Charge Coverage Ratio will not be less than 2.0 to 1 for the three years immediately following Commercial Operation of the assets acquired with the proceeds of the Asset Sale.

Section 8.16. Successor Person Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company taken as a whole in a transaction that is subject to, and that complies with the provisions of, Section 8.16 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Agreement with the same effect as if such successor Person had been named as the Company herein.

Section 8.17. Transactions With Affiliates. The Company will not make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(a) the Affiliate Transaction is on terms that are no less favorable (as reasonably determined by the Company) to the Company than those that would have been obtained in a comparable transaction by the Company with an unrelated Person; and

(b) The Company delivers to the Trustee:

(i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of 5% of Tangible Assets of any of the Parties to the Affiliate Transaction as of the end of the most recent fiscal quarter (the “Asset Percentage”), a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 8.17(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of the Asset Percentage, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 8.17(a) hereof:

(a) any employment agreement or director’s engagement agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Company in the ordinary course of business or approved by the relevant Board of Directors;

(b) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in, or controls, such Person;

(c) payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Company;

(d) any issuance of Equity Interests of the Company to Affiliates of the Company;

(e) any agreement, instrument or arrangement as in effect as of the date of this Agreement (including, without limitation, the Support Agreement, the Tax Sharing Agreement and the Management Services Agreement) or any amendment hereto or any transaction contemplated hereby (including pursuant to any amendment hereto) in any replacement agreement hereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders of the Bonds in any material respect than the original agreement as in effect on the Issue Date hereof as determined by the Company; and

(f) any pro rata distribution (including a rights offering) to all holders of a class of Equity Interests or Indebtedness of the Company, including Persons who are Affiliates of the Company; and

(g) any transaction involving sales of gas, electric capacity, energy, ancillary services, transmission services and products, steam, emissions credits, fuel, fuel transportation and fuel storage in the ordinary course of business on terms that are no less favorable (as reasonably determined by the Company) to the Company than those that would have been obtained in a comparable transaction by the Company with an unrelated Person.

Section 8.18. Business Activities. The Company will not engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company.

Section 8.19. Continuing Disclosure Undertaking. So long as any Bonds are outstanding, the Company will comply with its Continuing Disclosure Agreement dated as of the Issue Date, entered into by the Company for the benefit of the Bondholders in accordance with Securities and Exchange Commission Rule 15c2-12 under the Securities Exchange Act of 1934, as amended.

Section 8.20. Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Agreement in all material respects and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Bonds is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. The Company’s fiscal year ends December 31st.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 8.19 hereof shall be accompanied by a written statement of the Company’s independent public accountants (who shall be Vitale, Caturano & Company, Ltd. or another firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of this Article VIII in so far as such provisions relate to financial and accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) So long as any of the Bonds are outstanding, the Company shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 8.21. Payments for Consent. The Company shall not, directly or indirectly, pay or cause to be paid any monetary consideration to or for the benefit of any Bondholder for or as an inducement to any consent under or waiver or amendment of any of the terms or provisions of this Agreement unless such consideration is offered to be paid and is paid to all Bondholders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 8.22. Payments Into and Withdrawals from Maintenance Reserve Fund.

(a) The Company shall contribute annually, within 120 days of the end of its fiscal year, an amount equal to 50% of its Consolidated Cash Flow up to $350,000, for deposit into the Maintenance Reserve Fund maintained with the Trustee. Such amounts shall be available to the Company at any time to pay costs of any capital expenditures for the Facility upon requisition by the Company to the Trustee. In the event that the balance in the Maintenance Reserve Fund has reached $350,000 and subsequently falls below $350,000, the Company shall make semi-annual deposits of Consolidated Cash Flow as described above. Such deposits shall continue until the balance in the Maintenance Reserve Fund has reached $350,000.

(b) The Company may withdraw funds at any time from the Maintenance Reserve Fund to pay costs of capital expenditures (which may include replacement equipment) for the Facility upon delivery to the Trustee of a certificate signed by the Authorized Company Representative specifying such capital expenditures.

ARTICLE IX

OPTIONS; PURCHASE OF PROJECT

Section 9.01. Options To Terminate. The Company shall have, and is hereby granted, the option to terminate the Lease Term at any time prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) (i) by paying to the Trustee an amount which, when added to the amounts on deposit in the Debt Service Account of the Bond Fund and the amounts, if any, on deposit in the Debt Service Reserve Fund and available for such purpose, will be sufficient to pay, retire and redeem all the Outstanding Bonds in accordance with the provisions of the Indenture (including, without limiting the generality of the foregoing, principal of and interest to maturity or applicable redemption date, as the case may be, premium, if any, and expenses of redemption and the Issuer’s, the Trustee’s and the Paying Agents’ fees and expenses), and, in case of redemption, making arrangements satisfactory to the Trustee for the giving of the required notice of redemption and (ii) by giving the Issuer notice in writing of such termination, and such termination shall forthwith become effective.

Section 9.02. Option To Purchase Project Upon Occurrence of Certain Events. The Company shall have, and is hereby granted, the option or right to terminate the Lease Term and purchase the Project prior to the full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) in whole as provided by Section 9.01(d) of the Indenture.

To exercise such option, the Company shall, within 120 days following the event authorizing the exercise of such option, give written notice to the Issuer, and to the Trustee if any of the Bonds shall then be unpaid, certifying as to the occurrence of any of the foregoing events and the Company’s exercise of its option under this Section, and shall specify therein the date of closing such purchase, which date shall be not less than 50 days or more than 90 days from the date such notice is mailed, and in case of a redemption of the Bonds in accordance with the provisions of the Indenture, shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption. The purchase price payable by the Company in the event of its exercise of the option granted in this Section shall be the sum of the following:

(a) An amount of money which, when added to the amounts then on deposit and available in the Debt Service Account of the Bond Fund will be sufficient to retire and redeem all the Outstanding Bonds pursuant to the terms of the Indenture, including, without limitation, principal, premium, if any, all interest to accrue to said redemption date and expenses, plus

(b) An amount of money equal to the Trustee’s and the Paying Agents’ fees and expenses under the Indenture accrued and to accrue until such final payment and redemption of the Bonds, plus

(c) An amount of money equal to the Issuer’s fees and expenses, if any, under this Agreement accrued and to accrue until such final payment and redemption of the Bonds.

In the event of the exercise of the option granted in this Section, any net proceeds shall be paid to the Company simultaneously with the conveyance prescribed by Section 9.03 hereof.

Section 9.03. Conveyance on Exercise of Option To Purchase Project. At the closing of any purchase of the Project pursuant to any option to purchase granted in this Agreement, the Issuer shall upon receipt of the purchase price prepare and deliver to the Company the following:

(a) If necessary, a release from the Trustee of the lien of the Indenture.

(b) All necessary documents, including, but not limited to, a termination of the Sublease and a warranty deed, conveying to the Company good and marketable title to the Project as it then exists subject to the following: (i) those liens and encumbrances (if any) to which title to the Project was subject when conveyed to the Issuer; (ii) those liens and encumbrances created by the Company or to the creation or suffering of which the Company consented; (iii) those liens and encumbrances resulting from the failure of the Company to perform or observe any of the agreements on its part contained in this Agreement; (iv) Permitted Encumbrances other than the Indenture and this Agreement; and (v) if the option is exercised pursuant to the provisions of Section 9.02(b) hereof, the rights and title of the condemning authority.

Section 9.04. Relative Position of Options and Indenture. The options respectively granted to the Company in this Article shall be and remain prior and superior to the Indenture and may be exercised whether or not the Company is in Default hereunder, provided that no such Default will result in nonfulfillment of any condition to the right of the Company to obtain a conveyance of the Project by making the payments required hereunder.

ARTICLE X

OBLIGATION TO PURCHASE PROJECT IN

EVENT OF A DETERMINATION OF TAXABILITY

The Company shall be obligated to purchase the Project and, accordingly, prepay the Bonds within 180 days after a Determination of Taxability (as defined below) shall have occurred at the purchase price and otherwise as provided by Section 9.01(c)(i) of the Indenture.

A “Determination of Taxability” shall have been deemed to occur if, as a result of an Event of Taxability (as defined below), a final decree or judgment of any federal court or a final action of the Internal Revenue Service determines that interest paid or payable on any Bond is or was includable in the gross income of an owner or beneficial owner of the Bonds for federal income tax purposes under the Code (other than an owner or beneficial owner who is a substantial user or related person within the meaning of Section 147(a) of the Code). However, no such decree or action will be considered final for this purpose unless the Company has been given written notice and, if it is so desired and is legally allowed, has been afforded the opportunity to contest the same, either directly or in the name of any holder of a Bond, and until conclusion of any appellate review, if sought. If the Trustee receives written notice from any Bondholder stating that (a) the Bondholder has been notified in writing by the Internal Revenue Service that it proposes to include the interest on any Bond in the gross income of such Bondholder for the reasons described herein or any other proceeding has been instituted against such Bondholder which may lead to a final decree or action as described herein, and (b) such Bondholder will afford the Company the opportunity to contest the same, either directly or in the name of the Bondholder, and until a conclusion of any appellate review, if sought, and the Trustee is satisfied that such information is accurate, then the Trustee shall promptly give notice thereof to the Company, the Issuer and the owner of each Bond then Outstanding. The Trustee shall thereafter coordinate any similar requests or notices it may have received from other Bondholders and shall keep them informed of the progress of any administrative proceedings or litigation. If a final decree or action as described above thereafter occurs, the Trustee shall make the required demand for payment of purchase price and prepayment of the Bonds and give notice of the redemption of the Bonds at the earliest practical date, but not later than the date specified in this Article X, and in the manner provided by Section 9.04 of the Indenture.

An “Event of Taxability” shall be deemed to mean the failure of the Company to observe any covenant, agreement or representation herein or in the Tax Regulatory Agreement, which failure results in a Determination of Taxability.

The term “Taxable Date” shall mean the date as of which occurred an Event of Taxability which resulted in a Determination of Taxability.

The purchase price shall be applied, together with other available moneys in the Bond Fund, to the redemption of the Bonds in accordance with Section 9.01(c) thereof on the earliest possible date after notice as provided in the Indenture, whether or not such date is an interest payment date, to the Trustee’s and the Paying Agents’ fees and expenses under the Indenture accrued to such prepayment and redemption of the Bonds and to all sums due to the Issuer under this Agreement.

Whenever the Company shall have been given any notice of prepayment of the Bonds pursuant to this Article X which includes a notice for redemption of the Bonds pursuant to Section 9.04 of the Indenture, all amounts payable under the first paragraph of this Article X shall become due and payable on the date fixed for the redemption of such Bonds.

The parties recognize that the Bonds are being issued as obligations on which the interest is excluded from gross income for federal income tax purposes under Section 103 of the Code and that circumstances (not now contemplated or anticipated) may hereafter result in a Determination of Taxability as provided above. It is the intention of the parties hereto that the Company shall, under the circumstances set forth in the preceding sentence, provide each person who presents proof satisfactory to the Trustee that he is or was an owner for federal income tax purposes of a Bond on or after the Taxable Date with the relief prescribed in Section 9.04 of the Indenture, even though it might be thereafter determined by court order, ruling or otherwise that interest on the Bonds was, in fact, not subject to federal income taxes.

ARTICLE XI

GENERAL PROVISIONS

Section 11.01. General Provisions.

(a) The terms of this Agreement may be enforced as to one or more breaches either separately or cumulatively.

(b) No remedy conferred upon or reserved to the Issuer, the Company or the Trustee in this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In the event any provision contained in this Agreement should be breached by the Issuer or the Company and thereafter duly waived, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach of this Agreement. No waiver by either party of any breach by the other party of any of the provisions of this Agreement shall be construed as a waiver of any subsequent breach, whether of the same or of a different provision of this Agreement. In view of the assignment of the Issuer’s rights in and under this Agreement to the Trustee under the Indenture, the Issuer shall have no power to waive any default hereunder by the Company without the consent of the Trustee. Any waiver of any “Event of Default” under the Indenture and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event of Default hereunder and a rescission and annulment of the consequences thereof.

(c) Headings of the Sections of this Agreement have been inserted for convenience of reference only and in no way shall they affect the interpretation of any of the provisions of this Agreement.

(d) This Agreement is made for the exclusive benefit of the Issuer, the Trustee, the owners of the Bonds and the Company, and their respective successors and assigns herein permitted, and not for any third party or parties; and nothing in this Agreement, expressed or implied, is intended to confer upon any party or parties other than the Issuer, the Trustee and the Company, and their respective successors and assigns herein permitted, any rights or remedies under or by reason of this Agreement. In particular, but not by way of limitation, the Trustee shall be a third-party beneficiary for purposes of enforcing its rights and the Company’s obligations under Sections 6.08 and 8.03(b) and (c) of this Agreement as fully as if the Trustee had been a party in privity of contract with the Company hereunder.

Section 11.02. Financial Statements. The Company shall furnish to the Trustee as soon as available and in any event within 120 days after the end of its fiscal year (currently December 31) a balance sheet of the Company and its consolidated subsidiaries as of the end of such fiscal year and the related statements of income, cash flows and change in stockholder’s equity for such fiscal year, all prepared in accordance with GAAP and reported on by an Accountant whose report shall state that such financial statements present fairly the Company’s financial position as of the end of such fiscal year and the results of operations and cash flows for such fiscal year. Notwithstanding the foregoing, if and when and so long as the Company shall file regular and periodic reports with the SEC pursuant to Sections 13 and 15 of the Securities Exchange Act of 1934, the delivery by the Company to the Trustee of copies of its reports on Form 10-K promptly following filing thereof with the SEC shall constitute full compliance with this Section 11.02. The Trustee is authorized to provide to any Bondholder, upon written request and payment of all costs by such Bondholder, copies of any of such financial statements and reports but the Trustee shall have no other responsibility with respect thereto.

Section 11.03. Amendment of Agreement. No amendment, change, addition to or waiver of any of the provisions of this Agreement shall be binding upon the parties hereto unless in writing signed by the Authorized Company Representative and the Authorized Issuer Representative, and acknowledged in writing by the Trustee, if any. Notwithstanding any of the foregoing, it is covenanted and agreed, for the benefit of the holders of the Bonds and the Trustee that the provisions of this Agreement shall not be amended, changed, added to or waived in any way which would relieve, reduce or abrogate the obligations of the Company to make or pay, or cause to be made or paid, when due, all Rent Payments with respect to any then outstanding Bonds which have been issued and delivered pursuant to this Agreement, in the manner and under the terms and conditions provided herein and in the Ordinance or Indenture, or which would change or affect Article II or Section 5.02(b), 6.02, 6.04, 6.05, 6.06, 6.07, 6.08, 7.01, 8.01, 8.02, 8.04, 8.05, 11.03 or 11.04 hereof unless, in the judgment of the Trustee, which may be made in reliance upon an opinion of Counsel, such change or amendment would not materially adversely affect the interests of the Bondholders.

Section 11.04. Assignment and Subleasing. The Company may assign its interest in this Agreement, and sublease the Project, in whole or in part; provided, however, no assignment or sublease (other than pursuant to Section 8.02 hereof) shall relieve the Company from primary liability for any of its obligations hereunder, and without limiting the generality of the foregoing, in the event of any such assignment or sublease, the Company shall continue to remain primarily liable for its payments specified herein and for performance and observance of the other covenants and agreements on its part herein provided; and further provided that no assignment or sublease shall be effective unless there is delivered a Favorable Opinion with respect to such assignment or sublease. The Company shall, on or prior to the effective date of any such assignment or sublease, furnish or cause to be furnished to the Issuer and the Trustee notice of such assignment or sublease, together with the referenced Favorable Opinion, and a true and complete copy of each assignment or sublease, as the case may be.

Section 11.05. Lease Term. The term of this Agreement shall be from the date hereof to and including June 1, 2023, or until all payments and indemnities required to be made by the Company pursuant hereto shall have been made, provided that this Agreement may be terminated, subject to the provisions of Section 8.03(e) hereof, prior to such date if the Company shall exercise its option or be obligated to purchase the Project pursuant to this Agreement.

Section 11.06. Obligation To Purchase Project on Expiration of Lease Term. The Company hereby agrees to purchase, and the Issuer hereby agrees to sell, the Project for $100, and any and all sums then due to the Issuer under this Agreement, at the expiration or sooner termination of the Lease Term following full payment of the Bonds, or provision for payment thereof having been made, in accordance with the provisions of the Indenture. At the closing of the foregoing purchase, the Issuer shall deliver to the Company the documents referred to in Section 9.03 hereof. The right to purchase granted in this Section shall be and remain prior and superior to the Indenture and may be exercised whether or not the Company is in default hereunder, provided that no such default will result in nonfulfillment of any condition to this right.

Section 11.07. Notices. Any notice, request or other communication under this Agreement shall be given in writing and shall be deemed to have been given by either party to the other party at the addresses shown below upon any of the following dates:

(a) the date of notice by telefax, telecopy or similar telecommunications, which is confirmed promptly in writing;

(b) three Business Days after the date of the mailing thereof, as shown by the post office receipt if mailed to the other party hereto by registered or certified mail;

(c) the date of actual receipt thereof by such other party if delivered by a recognized overnight delivery service or if otherwise not given pursuant to (a) or (b) above.

The address for notice for each of the parties shall be as follows:

If to the Issuer:	The City of Grand Island, Nebraska 100 East First Street Grand Island, NE 68801 Attention: Finance Director Telephone: (308) 385-5444, Ext 169 Email: finance@grand-island.com

If to Company:	Microgy Grand Island, LLC c/o Environmental Power Corporation Suite 610 120 White Plains Road Tarrytown, NY 10591 Attention: Chief Financial Officer Facsimile: (914) 631-1436

With a copy to:	General Counsel Facsimile: (914) 631-1436

If to the Trustee:	Wells Fargo Bank, National Association 4 Penn Center, Suite 810 1600 JFK Boulevard Philadelphia, PA 19103 Attention: Corporate Trust Services Group Facsimile: (215) 861-9440

or the latest address specified by such other party in writing.

Section 11.08. Severability. If any clause, provision or Section of this Agreement should be held illegal or invalid by any court, the invalidity of such clause, provision or Section shall not affect any of the remaining clauses, provisions or Sections hereof, and this Agreement shall be construed and enforced as if such illegal or invalid clause, provision or Section had not been contained herein. In case any agreement or obligation contained in this Agreement should be held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Company or the Issuer, as the case may be, to the full extent permitted by law.

Section 11.09. Execution of Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 11.10. Amounts Remaining in Bond Fund or Construction Fund. It is agreed by the parties hereto that any amounts remaining in the Bond Fund or Construction Fund upon expiration or earlier termination of the Lease Term, as provided in this Agreement, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and the fees and expenses of the Trustee, the Issuer and any Paying Agents and all other amounts required to be paid in accordance with the Indenture, shall belong to and be paid to the Company, in accordance with its written direction, by the Trustee as the return of an overpayment of the amounts payable hereunder.

Section 11.11. No Recourse. No recourse shall be had for the rents due hereunder, or for any claim based hereon against any officer, director, stockholder or employee, past, present or future, of the Company as such, either directly or through the Company, under any constitutional provision, statute or rule of law, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.

Section 11.12. Net Lease. This Agreement shall be deemed and construed to be a “net lease,” and the Company shall pay absolutely net during the Lease Term the rent and all other payments required hereunder, free of any deductions, and without abatement, deduction or setoff, other than those herein expressly provided.

Section 11.13. Delegation of Duties by the Issuer. It is agreed that under the terms of this Agreement and also under the terms of the Indenture, the Issuer has delegated certain of its duties hereunder to the Company and to the Trustee. The fact of such delegation shall be deemed sufficient compliance by the Issuer to satisfy the duties so delegated and the Issuer shall not be liable in any way by reason of acts done or omitted by the Company, the Authorized Company Representative or the Trustee. The Issuer shall have the right at all times to act in reliance upon the authorization, representation or certification of the Authorized Company Representative or the Trustee.

Section 11.14. Governing Law. This Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State.

Section 11.15. No Personal Liability. No covenant or agreement contained in this Agreement shall be deemed to be the covenant or agreement of any official, officer, agent or employee of the Issuer or the Company in his or her individual capacity, and no such person shall be subject to any personal liability or accountability by reason of the issuance thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in multiple counterparts, each of which shall be considered an original for all purposes, as of the day and year first set out above.

(SEAL)	THE CITY OF GRAND ISLAND, NEBRASKA, as Lessor

	By	/s/ Margaret Hornady
Mayor

ATTEST:

/s/ RaNae Edwards
City Clerk

Approved as to form:

/s/ Dale Shotkoski
City Attorney

(SEAL)	MICROGY GRAND ISLAND, LLC, as Lessee

	By	/s/ Michael E Thomas
Its Manager

ATTEST:

/s/ Dennis Haines
Title: Secretary

(SEAL)

STATE OF NEBRASKA	)
) ss.
COUNTY OF HALL	)

The undersigned, a Notary Public, does hereby certify that MARGARET HORNADY and RANAE EDWARDS, whose names as Mayor of The City of Grand Island, Nebraska and City Clerk, respectively, of The City of Grand Island, Nebraska, are signed to the foregoing Agreement, and who are each known to me and known to be such officers of said City, acknowledged before me on this day under oath that, being informed of the contents of this Agreement, they, in their capacities as officials of said City and with full authority, executed and delivered the same voluntarily for and as the act of said City on the day the same bears date.

Given under my hand and seal of office, this 21 day of July, 2008.

/s/ Carla L. Englund
Notary Public

My Commission expires:

May 23, 2012

STATE OF NEW YORK	)
) ss.
COUNTY OF WESTCHESTER	)

The undersigned, a Notary Public, does hereby certify that Michael E. Thomas, whose name as Manager of Microgy Grand Island, LLC is signed to the foregoing Agreement, and who is known to me and known to be such officer of said Company, acknowledged before me on this day under oath that, being informed of the contents of this Agreement, he, in his capacity as such officer of said Company and with full authority, executed and delivered the same voluntarily for and as the act of said Company on the day the same bears date.

Given under my hand and seal of office, this 23rd day of July, 2008.

/s/ Cordina A. Charvis
Notary Public

My Commission expires:

March 8, 2011

EXHIBIT A

THE FACILITY, THE PROJECT AND THE PROJECT SITE

The Facility comprises all equipment and related facilities, including, without limitation, conveyors, storage tanks, feed and mix tanks, grinders, heaters, pumps and piping, anaerobic digesters, scrubbers, screw presses, flare stacks and related equipment, and other such facilities, including modifications to any of the foregoing and including facilities which are functionally related and subordinate to the foregoing, for the treatment and disposal of solid waste, located in Grand Island, Nebraska at the industrial beef processing plant owned by JBS Swift & Company on the hereinafter-described Project Site leased to the Company by JBS Swift & Company pursuant to the Site Lease.

The Project comprises that portion of the Facility that are fixtures financed with the proceeds of the $7,000,000 The City of Grand Island, Nebraska Solid Waste Disposal Facilities Revenue Bonds (Microgy Grand Island, LLC Project) Series 2008.

The Project Site of the Facility and the Project is:

A TRACT OF LAND CONSISTING OF LOT 97, INDUSTRIAL ADDITION, CITY OF GRAND ISLAND, IN PART OF THE NORTHWEST QUARTER OF THE SOUTHWEST QUARTER (NW 1/4, SW 1/4) OF SECTION FOURTEEN (14), TOWNSHIP ELEVEN (11) NORTH, RANGE NINE (9) WEST OF THE 6TH P.M., HALL COUNTY, NEBRASKA AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE WEST 1/4 CORNER OF SAID SEC. 14; THENCE ON AN ASSUMED BEARING OF S00°08’04”W UPON AND ALONG THE WEST LINE OF THE SW1/4 A DISTANCE OF 70.00 FEET TO THE SOUTH RIGHT-OF-WAY (R.O.W.) LINE OF SWIFT ROAD; THENCE S89°27’15”E UPON AND ALONG SAID SOUTH R.O.W. LINE A DISTANCE OF 33.00 FEET TO THE INTERSECTION OF SAID SOUTH R.O.W. LINE AND THE EAST R.O.W. LINE OF STUHR ROAD; THENCE S00°08’04”W UPON AND ALONG SAID EAST R.O.W. LINE A DISTANCE OF 619.30 FEET TO THE INTERSECTION OF SAID EAST R.O.W. LINE AND THE NORTHERLY RIGHT-OF-WAY (R.O.W.) LINE OF BURLINGTON NORTHERN SANTA FE (B.N.S.F.) RAILROAD; THENCE S61°59’02”E UPON AND ALONG SAID NORTHERLY R.O.W. LINE A DISTANCE OF 1084.60 FEET TO THE SOUTHWEST CORNER OF LOT 97, INDUSTRIAL ADDITION, CITY OF GRAND ISLAND, NEBRASKA, SAID POINT ALSO BEING THE POINT OF BEGINNING; THENCE N00°12’13” E UPON AND ALONG THE WEST LINE OF SAID LOT 97, SAID POINT ALSO BEING THE EAST LINE OF LOT 98, SAID INDUSTRIAL ADDITION A DISTANCE OF 198.14 FEET TO THE NORTHWEST CORNER OF SAID LOT 97; THENCE S89°21’41”E UPON AND ALONG THE NORTH LINE OF SAID LOT 97, SAID LINE ALSO BEING THE SOUTH LINE OF LOT 80, SAID INDUSTRIAL ADDITION A DISTANCE OF 330.01 FEET TO THE INTERSECTION OF THE NORTHEAST CORNER OF SAID LOT 97; THENCE S00°12’13”W UPON AND ALONG THE EAST LINE OF SAID LOT 97, SAID LINE ALSO BEING THE WEST LINE OF LOT 96, SAID INDUSTRIAL ADDITION A DISTANCE OF 330.01 FEET TO THE INTERSECTION OF THE SOUTHEAST CORNER OF LOT 97 AND THE NORTH R.O.W. LINE OF B.N.S.F. RAILROAD; THENCE N89°21’41”W UPON AND ALONG THE SOUTH LINE OF SAID LOT 97, SAID LINE ALSO BEING THE NORTH R.O.W. LINE OF B.N.S.F. RAILROAD A DISTANCE OF 76.37 FEET; THENCE N61°59’02”W UPON AND ALONG THE SOUTHERLY LINE OF SAID LOT 97, SAID LINE ALSO BEING THE NORTHERLY R.O.W. LINE OF B.N.S.F. RAILROAD A DISTANCE OF 286.76 FEET TO THE POINT OF BEGINNING. SAID TRACT CONTAINS A CALCULATED AREA OF 92,179.98 SQUARE FEET OR 2.116 ACRES MORE OR LESS.